                                                                EXHIBIT 10.10(b)


================================================================================

                                  $800,000,000

                                CREDIT AGREEMENT

                                     among

                              FOX SPORTS NET, LLC,
                              FX NETWORKS, LLC and
                          FOX SPORTS RPP HOLDINGS, LLC
                                  as Borrower,

                           FOX/LIBERTY NETWORKS, LLC,

                              The Several Lenders
                       from Time to Time Parties Hereto,


                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent,


                             CHASE SECURITIES INC.,
                             as Syndication Agent,

                                      and

                           TD SECURITIES (USA) INC.,
                             as Documentation Agent


                         Dated as of December 15, 1997

================================================================================

                               TABLE OF CONTENTS
                               -----------------



                                                                                           Page
                                                                                           ----

SECTION 1.  DEFINITIONS..................................................................   1
     1.1  Defined Terms..................................................................   1
     1.2  Other Definitional and Interpretive Provisions.................................  23

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS..............................................  24
     2.1  Term Loan Commitments..........................................................  24
     2.2  Procedure for Term Loan Borrowing..............................................  24
     2.3  Repayment of Term Loans........................................................  24
     2.4  Revolving Credit Commitments...................................................  25
     2.5  Procedure for Revolving Credit Borrowing.......................................  25
     2.6  Commitment Fees, etc...........................................................  26
     2.7  Termination or Reduction of Revolving Credit Commitments.......................  26
     2.8  Optional Prepayments...........................................................  26
     2.9  Mandatory Commitment Reductions and Prepayments................................  27
     2.10  Conversion and Continuation Options...........................................  27
     2.11  Minimum Amounts and Maximum Number of Eurodollar Tranches.....................  28
     2.12  Interest Rates and Payment Dates..............................................  28
     2.13  Computation of Interest and Fees..............................................  28
     2.14  Inability to Determine Interest Rate..........................................  29
     2.15  Pro Rata Treatment and Payments...............................................  29
     2.16  Requirements of Law...........................................................  30
     2.17  Taxes.........................................................................  31
     2.18  Indemnity.....................................................................  33
     2.19  Change of Lending Office......................................................  33
     2.20  Replacement of Lenders under Certain Circumstances............................  33
     2.21  Defaulting Lenders............................................................  34

SECTION 3.  REPRESENTATIONS AND WARRANTIES...............................................  36
     3.1  Financial Condition............................................................  36
     3.2  No Change......................................................................  36
     3.3  Existence; Compliance with Law.................................................  36
     3.4  Power; Authorization; Enforceable Obligations..................................  36
     3.5  No Legal Bar...................................................................  37
     3.6  No Material Litigation.........................................................  37
     3.7  No Default.....................................................................  37
     3.8  Ownership of Property; Liens...................................................  37
     3.9  Intellectual Property..........................................................  37
     3.10  Taxes.........................................................................  38
     3.11  Federal Regulations...........................................................  38
     3.12  Labor Matters.................................................................  38
     3.13  ERISA.........................................................................  38
     3.14  Investment Company Act; Other Regulations.....................................  38
     3.15  Subsidiaries; Joint Ventures..................................................  39
     3.16  Use of Proceeds...............................................................  39




     3.17  Environmental Matters.........................................................  39
     3.18  Accuracy of Information, etc..................................................  40
     3.19  Solvency......................................................................  40
     3.20  Pledge Agreement..............................................................  40
     3.21  Rainbow Documents.............................................................  40

SECTION 4.  CONDITIONS PRECEDENT.........................................................  41
     4.1  Conditions to Initial Loans....................................................  41
     4.2  Conditions to Each Extension of Credit.........................................  42

SECTION 5.  AFFIRMATIVE COVENANTS........................................................  42
     5.1  Financial Statements...........................................................  42
     5.2  Certificates; Other Information................................................  43
     5.3  Payment of Obligations.........................................................  44
     5.4  Conduct of Business and Maintenance of Existence; Compliance...................  44
     5.5  Maintenance of Property; Insurance.............................................  44
     5.6  Inspection of Property; Books and Records; Discussions.........................  44
     5.7  Notices........................................................................  45
     5.8  Environmental Laws.............................................................  45
     5.9  Additional Guarantors and Collateral...........................................  46

SECTION 6.  NEGATIVE COVENANTS...........................................................  46
     6.1  Financial Condition Covenants..................................................  46
     6.2  Limitation on Indebtedness.....................................................  47
     6.3  Limitation on Liens............................................................  48
     6.4  Limitation on Fundamental Changes..............................................  49
     6.5  Limitation on Sale of Assets...................................................  50
     6.6  Limitation on Dividends........................................................  51
     6.7  Limitation on Investments, Loans and Advances..................................  52
     6.8  Limitation on Payments and Modifications of Certain Debt Instruments; Certain
               Matters Relating to Rainbow Entities......................................  53
     6.9  Limitation on Transactions with Affiliates.....................................  54
     6.10  Limitation on Changes in Fiscal Periods.......................................  54
     6.11  Limitation on Negative Pledge Clauses.........................................  54
     6.12  Limitation on Restrictions on Distributions...................................  54
     6.13  Limitation on Lines of Business...............................................  55
     6.14  Unrestricted Group Members; Specified Divisions, Specified Non-Wholly Owned
               Persons; Fox Sports RPP...................................................  55
     6.15  Limitation on Activities of Fox/Liberty, FLN and Shell Companies..............  56

SECTION 7.  EVENTS OF DEFAULT............................................................  56

SECTION 8.  THE AGENTS...................................................................  59
     8.1  Appointment....................................................................  59
     8.2  Delegation of Duties...........................................................  59
     8.3  Exculpatory Provisions.........................................................  59
     8.4  Reliance by Administrative Agent...............................................  60
     8.5  Notice of Default..............................................................  60




     8.6  Non-Reliance on Agents and Other Lenders.......................................  60
     8.7  Indemnification................................................................  61
     8.8  Agent in Its Individual Capacity...............................................  61
     8.9  Successor Administrative Agent.................................................  61
     8.10  Documentation Agent and Syndication Agent.....................................  62

SECTION 9.  MISCELLANEOUS................................................................  62
     9.1  Amendments and Waivers.........................................................  62
     9.2  Notices........................................................................  62
     9.3  No Waiver; Cumulative Remedies.................................................  63
     9.4  Survival of Representations and Warranties.....................................  63
     9.5  Payment of Expenses and Taxes..................................................  63
     9.6  Successors and Assigns; Participations and Assignments.........................  64
     9.7  Adjustments; Set-off...........................................................  66
     9.8  Counterparts...................................................................  67
     9.9  Severability...................................................................  67
     9.10  Integration...................................................................  67
     9.11  GOVERNING LAW.................................................................  67
     9.12  Submission To Jurisdiction; Waivers...........................................  67
     9.13  Acknowledgements..............................................................  68
     9.14  WAIVERS OF JURY TRIAL.........................................................  68
     9.15  Confidentiality                                                                 68


SCHEDULES:
---------
1.1A        Commitments
3.1         Financial Disclosure
3.6         Litigation
3.15        Subsidiaries and Joint Ventures
3.18        Additional Disclosure
3.20        Filing Jurisdictions
6.2(d)      Existing Indebtedness
6.3(f)      Existing Liens
6.7         Existing Investments
6.9         Existing Transactions with Affiliates
6.12        Existing Restrictions

EXHIBITS:
--------
A-1         Form of Guarantee Agreement
A-2         Form of Pledge Agreement
B           Form of Compliance Certificate
C           Form of Officers' Certificate
D           Form of Addendum
E           Form of Assignment and Acceptance
F           Form of Legal Opinion of Squadron, Ellenoff, Plesent & Sheinfeld,
                LLP
G           Form of Note
H-1         Form of Borrowing Notice
H-2         Form of Continuation/Conversion Notice
I           Required Terms of Subordinated Indebtedness

          CREDIT AGREEMENT, dated as of December 15, 1997, among FOX SPORTS NET, LLC, a Delaware limited liability company, FX NETWORKS, LLC, a Delaware limited liability company, FOX SPORTS RPP HOLDINGS, LLC, a Delaware limited liability company, FOX/LIBERTY NETWORKS, LLC, a Delaware limited liability company, the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), TD SECURITIES (USA) INC., as
                                -------
documentation agent (in such capacity, the "Documentation Agent"), CHASE
                                            -------------------
SECURITIES INC., as syndication agent (in such capacity, the "Syndication
                                                              -----------
Agent"), and THE CHASE MANHATTAN BANK, as administrative agent for the Lenders hereunder.

                             W I T N E S S E T H :
                             -------------------

          WHEREAS, pursuant to the Credit Agreement, dated as of September 12, 1997 (the "Existing Credit Agreement"), among Fox/Liberty, Fox/Liberty Sports,
           -------------------------
Fox/Liberty FX, certain Subsidiaries of Fox/Liberty Sports, certain of the Lenders, TD Securities (USA) Inc., as documentation agent, and The Chase Manhattan Bank, as administrative agent, such Lenders agreed to extend credit to Fox/Liberty Sports and Fox/Liberty FX;

          WHEREAS, Fox/Liberty, Fox/Liberty Sports and Fox/Liberty FX have requested that the Existing Credit Agreement be amended and restated as hereinafter provided;

          WHEREAS, the Lenders, the Documentation Agent and the Administrative Agent are willing to agree to such amendment and restatement; and

          WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence repayment of all or any of such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of Fox/Liberty Sports and Fox/Liberty FX outstanding thereunder;

          NOW, THEREFORE, the parties hereto hereby agree that on the Closing Date the Existing Credit Agreement will be amended and restated in its entirety as follows:

                            SECTION 1.  DEFINITIONS

          1.1  Defined Terms.  As used in this Agreement, the following terms
               -------------
shall have the following meanings:

          "ABR":  for any day, a rate per annum (rounded upwards, if necessary,
           ---
     to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
     (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per
                            ----------
     annum publicly announced from time to time by the Administrative Agent as its prime rate (or equivalent rate) in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product
                             ------------
     of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate"
                                                  -----------------------------
     shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate"
                                              ----------------------------
     shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans":  Loans the rate of interest applicable to which is based
           ---------
     upon the ABR.

          "Addendum":  an instrument, substantially in the form of Exhibit D, by
           --------
     which a Lender becomes a party to this Agreement.

          "Additional Fox/Liberty Debt":  any Indebtedness of Fox/Liberty
           ---------------------------
     incurred pursuant to Section 6.2(g).

          "Adjustment Date":  as defined in the Pricing Grid.
           ---------------

          "Administrative Agent":  Chase, as the administrative agent for the
           --------------------
     Lenders under this Agreement and the other Loan Documents, together with any of its successors.

          "Affiliate":  as to any Person, any other Person which, directly or
           ---------
     indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agents":  the collective reference to the Administrative Agent, the
           ------
     Syndication Agent and the Documentation Agent.

          "Agreement":  this Credit Agreement, as amended, supplemented or
           ---------
     otherwise modified from time to time.

          "Applicable Margin":  for each Eurodollar Loan, the rate per annum set
           -----------------
     forth under the relevant column in the Pricing Grid.

          "Asset Disposition Test Period":  as of any date of determination, the
           -----------------------------
     period of four consecutive fiscal quarters ending with the most recent fiscal quarter as to which financial statements have been delivered pursuant to Section 5.1(c).

     "Asset EBITDA Amount":  with respect to any Disposition of Property
      -------------------
     pursuant to Section 6.5(f) or 6.5(g), an amount equal to the portion of Combined EBITDA for the most recent Asset Disposition Test Period ending prior to the date of such Disposition that was contributed by such Property.

          "Asset Sale":  any Disposition of Property by Fox/Liberty or a
           ----------
     Restricted Group Control Member (including, without limitation, any issuance of Capital Stock of any Restricted Group Subsidiary or any Disposition of Capital Stock of any Person owned by any Restricted Group Control Member), and any issuance of Capital Stock of or Disposition of Property by any Restricted Group Joint Venture to the extent the proceeds thereof are distributed to any Restricted Group Control Member, other than
     (a) any Disposition of Property expressly permitted by clause (a), (b),
     (c), (d), (e), (h) or (i) of Section 6.5, (b) any issuance or Disposition of Capital Stock of the Borrower and (c) any Disposition of Property which, together with any related Disposition of Property, yields net proceeds to any Restricted Group Control Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value (as determined by the Borrower in good faith) in the case of other non-cash proceeds) of less than $1,000,000.

          "Asset Swap":  (a) in the case of any Asset Sale, the application of
           ----------
     the Net Cash Proceeds thereof, or an equivalent amount, by a Restricted Group Control Member (directly and not through any Person that is not a Restricted Group Control Member) within 45 days prior to or after the date of such Asset Sale to acquire operating assets having cash flows, value and use substantially equivalent in amount and timing (determined by Borrower in good faith) to the Property subject to such Asset Sale (including, without limitation, through the acquisition of an amount or class of Capital Stock of a Person that will qualify as a Restricted Group Control Member and which would entitle such Restricted Group Control Member to distributions which are substantially equivalent in amount and timing (determined by Borrower in good faith) to the cash flows provided by the Property subject to such Asset Sale) and (b) in the case of any Recovery Event, the application of the Net Cash Proceeds thereof, or an equivalent amount, by a Restricted Group Control Member (directly and not through any Person that is not a Restricted Group Control Member) within 45 days prior to or after the date of such Recovery Event to restore or replace (determined by the Borrower in good faith) the Property subject to such Recovery Event. All determinations to be made by the Borrower pursuant to this definition shall be certified in reasonable detail in the relevant Reinvestment Notice.

          "Asset Swap Date":  as defined in Section 6.5(g).
           ---------------

          "Assignee":  as defined in Section 9.6(c).
           --------

          "Assignor":  as defined in Section 9.6(c).
           --------

          "Attributable Debt":  with respect to any Fox/Liberty Group Member, at
           -----------------
     any date of determination, with respect to any Sale/Leaseback Transaction entered into by such Fox/Liberty Group Member, the aggregate amount of rental payments due from such Fox/Liberty Group Member under the lease entered into in connection with such

     Sale/Leaseback Transaction during the remaining term of such lease, discounted from the respective due dates thereof to such date of determination using a discount rate equal to the discount rate that would then be used to calculate the amount of Capital Lease Obligations with respect to a comparable capital lease.

          "Available Revolving Credit Commitment": as to any Revolving Credit
           -------------------------------------
      Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment over (b) such Lender's Revolving
                                           ----
      Credit Loans.

          "Board":  the Board of Governors of the Federal Reserve System of the
           -----
     United States (or any successor).

          "Borrower":  Fox/Liberty Sports, Fox/Liberty FX and Fox Sports RPP,
           --------
     collectively and individually. By way of illustration, each reference to "the Borrower" in Section 7(l) shall be deemed to be a reference to each of Fox/Liberty Sports, Fox/Liberty FX and Fox Sports RPP. Without limiting the generality of the foregoing, it is understood that each of Fox/Liberty Sports, Fox/Liberty FX and Fox Sports RPP shall be jointly and severally liable to repay all Loans borrowed hereunder and to pay all interest and other obligations incurred or owing by "the Borrower" pursuant to this Agreement.

          "Borrower Group Members":  the collective reference to the Restricted
           ----------------------
     Group Members and the Unrestricted Group Members.

          "Borrowing Date":  any Business Day specified by the Borrower as a
           --------------
     date on which the Borrower requests the Lenders to make Loans hereunder.

          "Borrowing Notice":  a notice delivered by the Borrower, substantially
           ----------------
     in the form of Exhibit H-1.

          "Business":  as defined in Section 3.17.
           --------

          "Business Day":  a day other than a Saturday, Sunday or other day on
           ------------
     which commercial banks in New York City are authorized or required by law to close.

          "Capital Expenditures":  for any period, with respect to any Person,
           --------------------
     the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person.

          "Capital Lease Obligations":  as to any Person, the obligations of
           -------------------------
     such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock":  any and all shares, interests, participations or
           -------------
     other equivalents (however designated) of capital stock of a corporation, any and all classes of partnership or membership interests in a partnership or limited liability company, any and all equivalent ownership interests in a Person (other than a corporation, partnership or limited liability company) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents":  (a) marketable direct obligations issued by, or
           ----------------
     unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;
     (b) repurchase agreements with respect to obligations of the type referred to in clause (a) above with securities dealers that are fully collateralized by such obligations; (c) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; and (d) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition.

          "Cash Flow Positive":  at any date of determination, with respect to
           ------------------
     any Unrestricted Group Member or any newly acquired Subsidiary, the circumstance that, for the most recent period of four consecutive fiscal quarters for which financial information has been delivered pursuant to
     Section 5.1(a) or (b) (or, in the case of a newly acquired Subsidiary, for the most recent period of four consecutive fiscal quarters (whether prior to or after such Person became a Subsidiary) for which the relevant financial information with respect to such Subsidiary is available), the Subsidiary EBITDA of such Unrestricted Group Member or Subsidiary was positive for such period, determined on a pro forma basis after giving
                                               --- -----
     effect to executed programming contracts (whether or not then in effect) and to launch, marketing and other costs associated with the Fox Sports Net association. In the event that an RSN is owned by a Subsidiary that has other businesses or operations, such Subsidiary shall be deemed to be "Cash Flow Positive" in the event that a Subsidiary whose businesses and operations were limited to such RSN would qualify as Cash Flow Positive in accordance with this definition, provided that, in any event, Specified
                                      --------
     Divisions shall continue to be disregarded for the purposes of any calculation pursuant to this Agreement relating to financial matters with respect to the Restricted Group Members.

          "C/D Assessment Rate":  for any day as applied to any ABR Loan, the
           -------------------
     annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within
                       ----
     supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. (S) 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

          "C/D Reserve Percentage":  for any day as applied to any ABR Loan,
           ----------------------
     that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "Chase":  The Chase Manhattan Bank.
           -----

          "Closing Date":  December 15, 1997.
           ------------

          "Code":  the Internal Revenue Code of 1986, as amended from time to
           ----
     time.

          "Collateral":  all Property of the Loan Parties, now owned or
           ----------
     hereafter acquired, upon which a Lien is purported to be created by the Pledge Agreement.

          "Combined EBITDA":  for any period, Combined Net Income for such
           ---------------
     period plus, without duplication and to the extent reflected as a charge in
            ----
     the statement of such Combined Net Income for such period, the sum of (a) total income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Combined Net Income for such period, losses on Dispositions of assets outside of the ordinary course of business but, in any event, excluding write-offs for long-term sports programming contracts (other than the amount (not to exceed $55,000,000) of the one-time write-down incurred by the Borrower in 1996 related to additional amortization recorded with respect to long term sports programming rights contracts with Major League Baseball)), (f) total Launch Support Payments and (g) any other non-cash charges, and minus, to the extent included in
                                             -----
     the statement of such Combined Net Income for such period, the sum of (a) interest income, (b) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Combined Net Income for such period, gains on the Dispositions of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a pro forma basis as if the Restricted Group
                                    --- -----
     Control Members were combined.

          "Combined Excess Cash Flow":  for any fiscal year of the Borrower, the
           -------------------------
     excess, if any, of (a) Combined Net Income for such fiscal year plus,
                                                                     ----
     without duplication and to the extent reflected as a charge in the statement of such Combined Net Income for such fiscal year, the sum of (i) depreciation and amortization expense, (ii) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (iii) any non-cash extraordinary expenses or non-cash losses (including, whether or not otherwise includable as a separate item in the statement of such Combined Net Income for such fiscal year, non-cash losses on Dispositions of assets outside of the ordinary course of business but, in any event, excluding write-offs for long-term sports programming contracts (other than the amount (not to exceed $55,000,000) of the one-time write-down incurred by the Borrower in 1996 related to additional amortization recorded with respect to long term sports programming rights contracts with Major League Baseball)) and (iv) any other non-cash charges over (b) the sum, without
                                                    ----
     duplication, of (i) the aggregate amount of all principal payments of Indebtedness (including, without limitation, the Term Loans and the Turner
     Note) of the Restricted Group Members made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (ii) the amount of all Investments made by the Restricted Group Members during such fiscal year pursuant to Section 6.7, (iii) without duplication of the amounts described in clauses (i) or (ii) above, Total Fixed Charges for such fiscal year and (iv) to the extent included in the statement of such Combined Net Income for such fiscal year, the sum of (x) interest income,
     (y) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Combined Net Income for such fiscal year, gains on the Dispositions of assets outside of the ordinary course of business) and (z) any other non-cash income, all as determined on a pro forma basis as if the Restricted Group Members were
                     --- -----
     combined.

          "Combined Net Income":  for any period, the net income (or loss) of
           -------------------
     the Restricted Group Control Members for such period, determined on a pro
                                                                           ---
     forma basis as if the Restricted Group Control Members were combined, such
     -----
     pro forma combined determination to be made, in accordance with GAAP to the extent applicable, based upon the audited or unaudited consolidated financial statements of the Borrower and its Subsidiaries, as applicable, adjusted to give effect to the exclusion of the financial results of the Unrestricted Group Members; provided that there shall be excluded (a) the
                                 --------
     income (or deficit) of any Person accrued prior to the date it becomes a Restricted Group Control Member or is merged into or consolidated with a Restricted Group Control Member, (b) the income (or deficit) of any Person (other than a Restricted Group Control Member that is a Loan Party) in which any Restricted Group Control Member has an ownership interest, except to the extent that any such income is actually received by a Restricted Group Control Member that is a Loan Party in the form of dividends or other distributions and (c) the undistributed earnings of any Restricted Group Subsidiary to the extent that the declaration or payment of dividends or other distributions by such Restricted Group Subsidiary to the Borrower is not at the time permitted by the terms of any Contractual Obligation or Requirement of Law (including, without limitation, any organizational documents) applicable to such Restricted Group Subsidiary.

          "Combined Total Debt":  at any date, the aggregate principal amount of
           -------------------
     all Indebtedness of the Restricted Group Members at such date, determined on a pro forma basis as if the Restricted Group Members were combined, such
          --- -----
     pro forma combined determination to be made, in accordance with GAAP to the extent applicable, based upon the audited or unaudited consolidated financial statements of the Borrower and its Subsidiaries, as applicable, adjusted to give effect to the exclusion of the financial results of the Unrestricted Group Members.

          "Commitment Fee Rate":  the rate per annum set forth under the
           -------------------
     relevant column in the Pricing Grid.

          "Commitments":  the collective reference to the Term Loan Commitments
           -----------
     and the Revolving Credit Commitments.

          "Commonly Controlled Entity":  an entity, whether or not incorporated,
           --------------------------
     which is under common control with the Borrower within the meaning of
     Section 3001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 314 of the Code.

          "Compliance Certificate":  a certificate duly executed by a
           ----------------------
     Responsible Officer substantially in the form of Exhibit B.

          "Confidential Information Memorandum":  the Confidential Information
           -----------------------------------
     Memorandum dated September 1997 and furnished to the Lenders, together with all exhibits thereto and documents delivered therewith (including the Offering Memorandum), as the same may be supplemented from time to time prior to the Closing Date. As used herein, "Offering Memorandum" means the Confidential Offering Memorandum, dated August 15, 1997, relating to the sale of the Fox/Liberty Notes, together with the registration statement on Form S-4 filed with the Securities and Exchange Commission on October 24, 1997 in connection with the exchange offer procedure described in the Fox/Liberty Note Indentures (as the same may be amended or supplemented prior to the Closing Date). In the event that any information concerning the business and operations of the Fox/Liberty Group Members or any of them delivered to the Lenders is inconsistent with corresponding information contained in the Offering Memorandum, the latter shall control unless the Lenders are expressly advised otherwise.

          "Continuation/Conversion Notice":  a notice delivered by the Borrower,
           ------------------------------
     substantially in the form of Exhibit H-2.

     "Contractual Obligation":  as to any Person, any obligation contained in
      ----------------------
     any security issued by such Person or in any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Current Assets":  at a particular date, all amounts (other than cash
           --------------
     and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a combined balance sheet of the Restricted Group Members at such date.

          "Current Liabilities":  at a particular date, all amounts which would,
           -------------------
     in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a combined balance sheet of the Restricted Group Members at such date, but excluding (a) the current portion of any Funded Indebtedness of the Restricted Group Members and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans to the extent otherwise included therein.

          "Default":  any of the events specified in Section 7, whether or not
           -------
     any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Defaulted Amount":  with respect to any Lender at any time, any
           ----------------
     amount required to be paid by such Lender to the Administrative Agent or any other Lender hereunder at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) the Administrative Agent pursuant to Section 2.15(f) to reimburse such Administrative Agent for the amount of any Loan made by the Administrative Agent for the account of such Lender, (b) any other Lender pursuant to Section 9.7 to purchase any participation in Loans owing to such other Lender and (c) the Administrative Agent pursuant to
     Section 8.7 to reimburse an Administrative Agent for such Lender's share of any amount required to be paid by the Lenders to the Administrative Agent as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.21(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be made hereunder on the same date as the Defaulted Amount so deemed paid in part.

          "Defaulted Lender":  at any time, any Lender that, as such time, (a)
           ----------------
     owes a Defaulted Loan or a Defaulted Amount or (b) shall take or be the subject of any action or proceeding of the type described in Section 7(f).

          "Defaulted Loan":  with respect to any Lender at any time, the amount
           --------------
     of any Loan required to be made by such Lender to the Borrower pursuant to
     Section 2.5 at or prior to such time that has not been so made as of such time. In the event that a portion of a Defaulted Loan shall be deemed made pursuant to Section 2.21(a) the remaining portion of such Defaulted Loan shall be considered a Defaulted Loan originally required to be made pursuant to Section 2.5 on the same date as the Defaulted Loan so deemed made in part.

          "Disposition":  with respect to any Property, any sale, lease, sale
           -----------
     and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative
                             -------       -----------
     meanings.

          "Disposition Date":  as defined in Section 6.5(f).
           ----------------

          "Dollars" and "$":  dollars in lawful currency of the United States of
           -------       -
     America.

        "Environmental Laws":  any and all foreign, Federal, state, local or
         ------------------
     municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time.

          "Eurocurrency Reserve Requirements":  for any day as applied to a
           ---------------------------------
     Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate":  with respect to each day during each Interest
           --------------------
     Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chase is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loans to be outstanding during such Interest Period.

          "Eurodollar Loans":  Loans the rate of interest applicable to which is
           ----------------
     based upon the Eurodollar Rate.

          "Eurodollar Rate":  with respect to each day during each Interest
           ---------------
     Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurodollar Base Rate
              -----------------------------------------------
                   1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche":  the collective reference to Eurodollar Loans
           ------------------
     under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default":  any of the events specified in Section 7,
           ----------------
     provided that any requirement for the giving of notice, the lapse of time,
     --------
     or both, has been satisfied.

          "Excluded Restricted Group Member":  the South RSN.
           --------------------------------

          "Facilities":  the collective reference to the Term Loan Facility and
           ----------
     the Revolving Credit Facility.

          "Fixed Charge Coverage Ratio":  for any period, the ratio of (a)
           ---------------------------
     Combined EBITDA for such period to (b) Total Fixed Charges for such period.

          "FLN":  FLN Finance, Inc., a Delaware corporation.
           ---

          "Fox/Liberty":  Fox/Liberty Networks, LLC, a Delaware limited
           -----------
     liability company.

          "Fox/Liberty FX":  fX Networks, LLC, a Delaware limited liability
           --------------
     company.

          "Fox/Liberty Group Members":  the collective reference to Fox/Liberty
           -------------------------
     and the Borrower Group Members.

          "Fox/Liberty Note Indentures":  the collective reference to the
           ---------------------------
     Indenture entered into by Fox/Liberty and FLN in connection with the issuance of the Senior Notes and the Indenture entered into by Fox/Liberty and FLN in connection with the issuance of the Senior Discount Notes, together with all instruments and other agreements entered into by Fox/Liberty or FLN in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with
     Section 6.8.

          "Fox/Liberty Notes":  the collective reference to the Senior Notes and
           -----------------
     the Senior Discount Notes.

          "Fox/Liberty Restricted Group Members":  the collective reference to
           ------------------------------------
     Fox/Liberty and the Restricted Group Members.

          "Fox/Liberty Sports":  Fox Sports Net, LLC, a Delaware limited
           ------------------
     liability company.

          "Fox Sports Net":  the business of providing national programming for
           --------------
     distribution by RSNs, which business is owned and operated by Liberty/Fox Network Programming, LLC, a Delaware limited liability company, Liberty/Fox Distribution L.P., a Delaware limited partnership, and their Subsidiaries.

          "Fox Sports RPP":  Fox Sports RPP Holdings, LLC, a Delaware limited
           --------------
     liability company.

          "Funded Indebtedness":  as to any Person, all Indebtedness of such
           -------------------
     Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

          "GAAP":  generally accepted accounting principles in the United States
           ----
     of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of the Borrower as of the date of determination, except that for purposes of Section 6.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements referred to in
     Section 3.1. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions).

          "Governmental Authority":  any nation or government, any state or
           ----------------------
     other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Agreement":  the Guarantee Agreement, substantially in the
           -------------------
     form of Exhibit A-1, as the same may be amended, supplemented or otherwise modified from time to time.

          "Guarantee Obligation":  as to any Person (the "guaranteeing person"),
           --------------------                           -------------------
     any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person
                                -------------------
     (the "primary obligor") in any manner, whether directly or indirectly,
           ---------------
     including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided,
                                                                     --------
     however, that the term Guarantee Obligation shall not include endorsements
     -------
     of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantor":  each party to the Guarantee Agreement.
           ---------

          "Incur":  as defined in Section 6.2; and the term "Incurrence" shall
           -----                                             ----------
     have a correlative meaning.

          "Indebtedness":  of any Person at any date, without duplication, (a)
           ------------
all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than (i) trade payables not more than 60 days past due incurred in the ordinary course of such Person's business and (ii) Programming Liabilities) that would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP on a consolidated or combined basis, as applicable, (c) all obligations of such Person evidenced by notes, bonds (other than performance and similar bonds that do not support the repayment of obligations otherwise described in this definition), debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all Capital Lease Obligations and Attributable Debt of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities (other than any letter of credit in support of trade payables or Programming Liabilities incurred in the ordinary course of business with an expiration date of not more than 180 days from the issuance thereof), (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above and (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, valued, in the case of obligations as to which recourse for payment is expressly limited to such Property, at the lesser of the amount of such Indebtedness and the fair market value of such Property. It is understood that obligations under Interest Rate Protection Agreements shall constitute "Indebtedness" hereunder only for the purposes of Section 7(e).

          "Insolvency":  with respect to any Multiemployer Plan, the condition
           ----------
     that such Plan is insolvent within the meaning of Section 3245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.
           ---------

          "Initial Public Offering":  means an underwritten public offering of
           -----------------------
     Capital Stock of the Borrower pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

          "Intellectual Property":  the collective reference to all rights,
           ---------------------
     priorities and privileges relating to intellectual property owned or used by any Fox/Liberty Group Member, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Coverage Ratio":  for any period, the ratio of (a) Combined
           -----------------------
     EBITDA for such period to (b) Total Interest Expense for such period.

          "Interest Payment Date":  (a) as to any ABR Loan, the last day of each
           ---------------------
     March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.

          "Interest Period":  as to any Eurodollar Loan, (a) initially, the
           ---------------
     period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or (if available to all Lenders under the relevant Facility) nine months thereafter, as selected by the Borrower in a Borrowing Notice or Continuation/Conversion Notice, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or (if available to all Lenders under the relevant Facility) nine months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to
              --------
     Interest Periods are subject to the following:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (iii) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "Interest Rate Protection Agreement":  any interest rate protection
           ----------------------------------
     agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement.

          "Investments":  as defined in Section 6.7.
           -----------

          "Joint Ventures":  the collective reference to the Restricted Group
           --------------
     Joint Ventures and the Unrestricted Group Joint Ventures.

          "Launch Support Payments":  one-time subscriber payments made to cable
           -----------------------
     operators to facilitate and assist in the launch of a television programming service on a cable system or group of cable systems.

          "Leverage Ratio":  as at the last day of any period, the ratio of (a)
           --------------
     Combined Total Debt on such day to (b) Combined EBITDA for such period.

          "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
           ----
     arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Limited Group Members":  as defined in Section 6.7(g).
           ---------------------

          "LLC Agreement":  the Operating Agreement of Fox/Liberty Networks,
           -------------
     LLC, dated as of April 29, 1996.

          "Loan":  any loan made by any Lender pursuant to this Agreement.
           ----

          "Loan Documents":  this Agreement, the Guarantee Agreement, the Pledge
           --------------
     Agreement and any Notes.

          "Loan Parties":  the collective reference to Fox/Liberty, the Borrower
           ------------
     and each other Subsidiary of Fox/Liberty party to the Guarantee Agreement or the Pledge Agreement.

          "Majority Facility Lenders":  with respect to any Facility, the
           -------------------------
     holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or Revolving Credit Loans, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Revolving Credit Commitments).

          "Majority Revolving Credit Facility Lenders":  the Majority Facility
           ------------------------------------------
     Lenders in respect of the Revolving Credit Facility.

          "Material Adverse Effect":  a material adverse effect on (a) the
           -----------------------
     business, assets, operations or condition (financial or otherwise) of the Restricted Group Control Members taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder or thereunder.

          "Materials of Environmental Concern":  any gasoline or petroleum
           ----------------------------------
     (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Multiemployer Plan":  a Plan which is a multiemployer plan as defined
           ------------------
     in Section 3001(a)(3) of ERISA.

          "Murdoch Group":  each and any of (a) K. Rupert Murdoch, his wife,
           -------------
     parent or more remote forebear, child or more remote issue, or brother or sister or child or more remote issue of a brother or sister, (b) any Person directly or indirectly controlled by one or more of the members of the Murdoch Family described in clause (a) above (a "Controlled Person") and
                                                      -----------------
     (c) any trust, the majority of the trustees of which such trust are members of or may be removed or replaced by any one or more of the members of the Murdoch Family and/or Controlled Persons.

          "National Advertising Partners":  National Advertising Partners, a New
           -----------------------------
     York general partnership.

          "National Sports Partners:  National Sports Partners, a New York
           ------------------------
     general partnership.

          "Net Cash Proceeds":  (a) in connection with any Asset Sale, any
           -----------------
     Recovery Event or any Disposal of Capital Stock (other than in a primary offering, in which case clause (b) below shall apply), the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such transaction, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Loan Documents) secured by a Lien expressly permitted hereunder on any asset which is the subject of such transaction and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance of Capital Stock or Incurrence of Indebtedness, the cash proceeds received from such issuance or Incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

          "News Corp.":  The News Corporation Limited, a South Australia
           ----------
     corporation.

          "News Corp. Group":  the collective reference to News Corp. and its
           ----------------
     Subsidiaries, provided that for purposes of this definition, "Subsidiaries"
                   --------
     shall also include Twentieth Holdings Corporation and its Subsidiaries and any Person in which any such Person holds an interest that owns television stations and/or interests in the Borrower or any of its Subsidiaries, the capital structure of which is substantially similar to that of Twentieth Holdings Corporation, in each case so long as Twentieth Holdings Corporation and any other Person referred to in this proviso is controlled (within the meaning of clause (b) of the definition of "Affiliate") by the Murdoch Group.

          "Non-Excluded Taxes":  as defined in Section 2.17(a).
           ------------------

          "Non-U.S. Lender":  as defined in Section 2.17(b).
           ---------------

          "Note":  any promissory note evidencing a Loan.
           ----

          "Organizational Documents":  with respect to any Person, any
           ------------------------
     stockholders' agreement, operating agreement, partnership agreement or other document governing the organization or operation of, or the terms of the Capital Stock of, such Person.

          "Parents":  the collective reference to the News Corp. Group and the
           -------
     TCI Group.

          "Participant":  as defined in Section 9.6(b).
           -----------

          "PBGC":  the Pension Benefit Guaranty Corporation established pursuant
           ----
     to Subtitle A of Title IV of ERISA (or any successor).

          "Person":  an individual, partnership, corporation, limited liability
           ------
     company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan":  at a particular time, any employee benefit plan which is
           ----
     covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 3069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Pledge Agreement":  the Pledge Agreement, substantially in the form
           ----------------
     of Exhibit A-2, as the same may be amended, supplemented or otherwise modified from time to time.

          "Pricing Grid":  the pricing grid attached hereto as Annex A.
           ------------

          "Pro Forma Combined EBITDA":  an amount, determined on any Disposition
           -------------------------
     Date or Asset Swap Date in connection with any proposed Disposition pursuant to Section 6.5(f) or 6.5(g), equal to Combined EBITDA for the most recent Asset Disposition Test Period; provided, that in the event that any
                                           --------
     Restricted Group Member shall have acquired or Disposed of any Property on or after the first day of such Asset Disposition Test Period and on or prior to such Disposition Date or Asset Swap Date, as the case may be (except pursuant to such proposed Disposition or Asset Swap, as the case may be), such Combined EBITDA shall be increased (in the case of acquisitions) or reduced (in the case of Dispositions), by the Combined EBITDA that would have been contributed by such Property during such Asset Disposition Test Period, determined in good faith by the Borrower on a pro forma basis, as though the relevant Restricted Group Member acquired or Disposed of such Property on the first day of such Asset Disposition Test Period.

          "Programming Liabilities":  all obligations incurred in the ordinary
           -----------------------
     course of business to acquire, produce, license or distribute films, television programming or sporting events, other than any such obligations for Indebtedness described in clause (a) of the definition of "Indebtedness" and Guarantee Obligations in respect of such Indebtedness.

          "Projections":  as defined in Section 5.2(c).
           -----------

          "Properties":  as defined in Section 3.17.
           ----------

          "Property":  any right or interest in or to property of any kind
           --------
     whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

          "Rainbow Documents":  the following agreements as in effect on the
           -----------------
     date hereof, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this
     Agreement: (a) Formation Agreement dated as of June 22, 1997, between Rainbow Media Sports Holdings, Inc. and Fox/Liberty Sports; (b) General Partnership Agreement of Regional Programming Partners dated as of December 15, 1997, between Rainbow Regional Holdings, Inc. and Fox Sports RPP; (c) General Partnership Agreement of National Sports Partners dated as of December 15, 1997, between Rainbow National Sports Holdings, Inc. and Fox Sports NSP Holdings, LLC; (d) General Partnership Agreement of National Advertising Partners dated as of December 15, 1997, between Rainbow Advertising Holdings, Inc. and Fox Sports NAP Holdings, LLC; (e) Reimbursement Agreement dated as of December 15, 1997, among Rainbow Media Holdings, Inc., Rainbow Program Enterprises and Fox/Liberty Sports; and (f) Options Reimbursement Agreement dated as of December 15, 1997, between Cablevision Systems Corporation and Fox/Liberty.

          "Rainbow Entities":  the collective reference to RPP, National Sports
           ----------------
     Partners and National Advertising Partners.

          "Rainbow Transaction":  the collective reference to the transactions
           -------------------
     pursuant to which (a) Fox Sports RPP will acquire a 40% interest in RPP and
     (b) Fox/Liberty Sports will acquire, in each case through a Wholly Owned Subsidiary, a 50% interest in National Sports Partners and a 50% interest in National Advertising Partners.

          "Recovery Event":  the receipt of any payment in respect of any
           --------------
     property or casualty insurance claim or any condemnation proceeding relating to any Property of any Restricted Group Member.

          "Register":  as defined in Section 9.6(d).
           --------

          "Regulation U":  Regulation U of the Board as in effect from time to
           ------------
     time.

          "Reinvestment Acquisition":  in the case of any Reinvestment Event,
           ------------------------
     the application of the Net Cash Proceeds thereof, or an equivalent amount, by a Restricted Group Control Member (directly and not through any Person that is not a Restricted Group Control Member) to acquire operating assets in lines of business in which the Restricted Group Control Members are engaged, or that are reasonably related thereto, at the time of such Reinvestment Event, including, without limitation, pursuant to an Asset Swap.

          "Reinvestment Cash Collateral/Repayment Amount":  with respect to any
           ---------------------------------------------
     Reinvestment Event, the aggregate Net Cash Proceeds received by any Restricted Group Control Member in connection therewith which are not applied to prepay the Term Loans or to reduce the Revolving Credit Commitments, as a result of the delivery of a Reinvestment Notice, pending application as provided in the relevant Reinvestment Notice.

          "Reinvestment Event":  any Asset Sale or Recovery Event in respect of
           ------------------
     which the Borrower has delivered a Reinvestment Notice.

          "Reinvestment Notice":  a written notice executed by a Responsible
           -------------------
     Officer stating that no Event of Default has occurred and is continuing and that a Restricted Group Control Member intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to consummate a Reinvestment Acquisition.

          "Reinvestment Prepayment Amount":  with respect to any Reinvestment
           ------------------------------
     Event, the Reinvestment Cash Collateral/Repayment Amount relating thereto less any amount expended by the relevant Restricted Group Control Member prior to the relevant Reinvestment Prepayment Date to consummate one or more Reinvestment Acquisitions.

          "Reinvestment Prepayment Date":  with respect to any Reinvestment
           ----------------------------
     Event, the date occurring 365 days (or, in the case of an Asset Swap, 45 days) after such Reinvestment Event or such earlier date as may be determined by the Borrower in its sole discretion.

          "Reorganization":  with respect to any Multiemployer Plan, the
           --------------
     condition that such plan is in reorganization within the meaning of Section 3241 of ERISA.

          "Reportable Event":  any of the events set forth in Section 3043(b) of
           ----------------
     ERISA, other than those events as to which the thirty day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg. (S) 2615.


          "Required Lenders":  (a) the holders of more than 50% of (i) until the
           ----------------
     Closing Date, the Commitments and (ii) thereafter, the sum of (x) the aggregate unpaid principal amount of the Term Loans and (y) the Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated, the aggregate unpaid principal amount of the Revolving Credit Loans and (b) in addition, in the case of any action taken pursuant to
     Section 9.1 to waive a Default or Event of Default existing at the time of such action, the Majority Revolving Credit Facility Lenders.

          "Required Prepayment Lenders":  the Majority Facility Lenders in
           ---------------------------
     respect of each Facility.

          "Requirement of Law":  as to any Person, the Certificate of
           ------------------
     Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer":  the chief executive officer, president or
           -------------------
     chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

          "Restricted Group Affiliated Members":  the collective reference to
           -----------------------------------
     each Restricted Group Member other than the Borrower.

          "Restricted Group Control Members":  the collective reference to the
           --------------------------------
     Borrower and the Restricted Group Subsidiaries.

          "Restricted Group Joint Ventures":  the collective reference to any
           -------------------------------
     Person (other than the Borrower or a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries owns a direct or indirect economic interest representing at least 25% of such Person's Capital Stock, if such Person would constitute a Restricted Group Subsidiary if it were a Subsidiary of the Borrower. It is understood that each Restricted Group Joint Venture shall become a Restricted Group Subsidiary automatically upon becoming a Subsidiary of the Borrower.

          "Restricted Group Members":  the collective reference to the
           ------------------------
     Restricted Group Control Members and the Restricted Group Joint Ventures.

          "Restricted Group Subsidiaries":  the collective reference to (a) the
           -----------------------------
     Subsidiaries of the Borrower listed on Schedule 3.15 as "Restricted Group Subsidiaries", (b) any other Subsidiary of the Borrower from and after the first date on which such Subsidiary becomes Cash Flow Positive (whether or not on any subsequent date such Subsidiary shall cease to be Cash Flow Positive) and (c) any other Subsidiary of the Borrower that is a direct or indirect parent of any Subsidiary referred to in clause (a) or (b) of this definition.

          "Restricted Payments":  as defined in Section 6.6.
           -------------------

          "Revolving Credit Commitment":  as to any Lender, the obligation of
           ---------------------------
     such Lender, if any, to make Revolving Credit Loans in an aggregate principal amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Revolving Credit Commitments is $400,000,000.

          "Revolving Credit Commitment Period":  the period from the Closing
           ----------------------------------
     Date to the Revolving Credit Termination Date.

          "Revolving Credit Facility":  the Revolving Credit Commitments and the
           -------------------------
     Revolving Credit Loans made thereunder.

          "Revolving Credit Installment Dates":  as defined in Section 2.4(b).
           ----------------------------------

          "Revolving Credit Lender":  each Lender which has a Revolving Credit
           -----------------------
     Commitment or which has made Revolving Credit Loans.

          "Revolving Credit Loans":  as defined in Section 2.4.
           ----------------------

          "Revolving Credit Percentage":  as to any Revolving Credit Lender at
           ---------------------------
     any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

          "Revolving Credit Termination Date":  September 30, 2004.
           ---------------------------------

          "RPP":  Regional Programming Partners, a New York general partnership.
           ---

          "RSN":  a regional sports network.
           ---

          "Sale-Leaseback Transaction":  any arrangement with any Person
           --------------------------
     providing for the leasing by a Fox/Liberty Group Member of real or personal property which has been or is to be sold or transferred by a Fox/Liberty Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of a Fox/Liberty Group Member.

          "Senior Discount Notes":  as defined in Section 4.1(c).  The term
           ---------------------
     "Senior Discount Notes" shall include any notes of Fox/Liberty and FLN having substantially similar terms and issued in exchange for the Senior Discount Notes outstanding on the Closing Date pursuant to the exchange offer procedure described in the relevant Fox/Liberty Note Indenture.

          "Senior Notes":  as defined in Section 4.1(c).  The term "Senior
           ------------
     Notes" shall include any notes of Fox/Liberty and FLN having substantially similar terms and issued in exchange for the Senior Notes outstanding on the Closing Date pursuant to the exchange offer procedure described in the relevant Fox/Liberty Note Indenture.

          "Shell Company":  any Person in which the Borrower directly or
           -------------
     indirectly holds Capital Stock that has no operations and holds no assets other than the Capital Stock of one or more Shell Companies, Specified Non-Wholly Owned Persons or, except for the purposes of Section 6.14(c), any other Borrower Group Members.

          "Single Employer Plan":  any Plan which is covered by Title IV of
           --------------------
     ERISA, but which is not a Multiemployer Plan.

          "Solvent":  when used with respect to any Person, means that, as of
           -------
     any date of determination, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Persons' ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

          "South RSN":  SportSouth Network Ltd., a Delaware limited partnership.
           ---------

          "Specified Change of Control":  a "Change of Control" as defined in
           ---------------------------
     either Fox/Liberty Note Indenture.

          "Specified Division":  each of the SportsCom Division and the
           ------------------
     SportsCom West Division, in each case until such division would qualify as a Restricted Group Subsidiary if such division was operated in a separate Subsidiary. It is understood that Specified Divisions shall be disregarded for the purposes of any calculation pursuant to this Agreement relating to financial matters with respect to the Restricted Group Members.

          "Specified Non-Wholly Owned Person":  (a) any Joint Venture and (b)
           ---------------------------------
     any Subsidiary (i) that is not a Wholly Owned Subsidiary of the Borrower and (ii) whose Capital Stock that is owned directly or indirectly by the Borrower cannot be pledged pursuant to the Pledge

     Agreement as a result of restrictions contained in any Organizational Document relating to such Subsidiary.

          "SportsCom Division": the division of ARC Holding, Ltd. relating to
           ------------------
     SportsCom-Houston which provides certain technical facilities and services to RSNs owned or operated by the Borrower Group Members and Fox Sports Direct.

          "SportsCom West Division":  the division of Prime Ticket Networks,
           -----------------------
     L.P. relating to SportsCom-West which provides certain technical facilities and services to RSNs owned or operated by the Borrower Group Members and Fox Sports Direct.

          "Subordinated Indebtedness":  any Indebtedness of any Loan Party that
           -------------------------
     is subordinated to the obligations of such Loan Party under this Agreement or the Guarantee Agreement, as the case may be.

          "Subsidiary":  as to any Person, a corporation, partnership, limited
           ----------
     liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary EBITDA":  for any period, for any Subsidiary of the
           -----------------
     Borrower, Subsidiary Net Income of such Subsidiary for such period plus,
                                                                        ----
     without duplication and to the extent reflected as a charge in the statement of such Subsidiary Net Income for such period, the sum of (a) total income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Subsidiary Net Income for such period, losses on Dispositions of assets outside of the ordinary course of business but, in any event, excluding write-offs for long-term sports programming contracts) and (f) any other non-cash charges, and minus, to
                                                                    -----
     the extent included in the statement of such Subsidiary Net Income for such period, the sum of (a) interest income, (b) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Subsidiary Net Income for such period, gains on the Dispositions of assets outside of the ordinary course of business) and (c) any other non-cash income.

          "Subsidiary Net Income":  with respect to any Subsidiary, for any
           ---------------------
     period, the net income (or loss) of such Subsidiary determined in accordance with GAAP.

          "TCI":  Tele-Communications, Inc., a Delaware corporation.
           ---

          "TCI Group":  the collective reference to TCI and its Subsidiaries or,
           ---------
     if Liberty Media Corporation ceases to be a Subsidiary of TCI, the collective reference to Liberty Media Corporation and its Subsidiaries.

          "Term Loan Commitment":  as to any Lender, the obligation of such
           --------------------
     Lender, if any, to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Term Loan Commitments is $400,000,000.

          "Term Loan Facility":  the Term Loan Commitments and the Term Loans
           ------------------
     made thereunder.

          "Term Loan Installment Dates":  as defined in Section 2.3.
           ---------------------------

          "Term Loan Lender":  each Lender which has a Term Loan Commitment or
           ----------------
     which has made a Term Loan.

          "Term Loan Percentage":  as to any Term Loan Lender at any time, the
           --------------------
     percentage which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

          "Term Loans":  as defined in Section 2.1.
           ----------

          "Total Fixed Charges":  for any period, the sum (without duplication)
           -------------------
     of (i) Total Interest Expense for such period, (ii) provision for cash income taxes made by any Restricted Group Member in respect of such period,
     (iii) Capital Expenditures made by any Restricted Group Member during such period, (iv) Launch Support Payments made by any Restricted Group Member during such period, (v) Working Capital Increases, (vi) cash payments by Restricted Group Members for programming in excess of programming expense (if applicable), (vii) scheduled payments made during such period on account of principal of Indebtedness of any Restricted Group Member other than the Turner Note, (viii) management, consulting, advisory or other similar fees paid by any Restricted Group Member during such period, (ix) any Restricted Payments made by any Restricted Group Member to any Person other than another Restricted Group Member and (x) total cash interest expense on the Fox/Liberty Notes or the Additional Fox/Liberty Debt, in each case to the extent funded through the making of dividend, distribution or any other payment made to Fox/Liberty or FLN by any Borrower Group Member.

          "Total Interest Expense":  for any period, total cash interest expense
           ----------------------
     (including that attributable to Capital Lease Obligations) of the Restricted Group Members for such period with respect to all outstanding Indebtedness of the Restricted Group Members (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP).

          "Transferee":  as defined in Section 9.6(f).
           ----------

          "Turner Note":  the promissory note dated October 10, 1996 issued by
           -----------
     LMC Southeast Sports, Inc. to Turner Broadcasting System, Inc., as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 6.8.

          "Type":  as to any Loan, its nature as an ABR Loan or a Eurodollar
           ----
     Loan.

          "Unrestricted Group Joint Ventures":  the collective reference to any
           ---------------------------------
     Person (other than the Borrower or a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries owns a direct or indirect economic interest representing at least 25% of such Person's Capital Stock, if such Person would constitute an Unrestricted Group Subsidiary if it were a Subsidiary of the Borrower.

          "Unrestricted Group Members":  the collective reference to the
           --------------------------
     Unrestricted Group Subsidiaries and the Unrestricted Group Joint Ventures. It is understood that Unrestricted Group Members shall be disregarded for the purposes of any calculation pursuant to this Agreement relating to financial matters with respect to the Restricted Group Members.

          "Unrestricted Group Subsidiaries":  the collective reference to (a)
           -------------------------------
     the Subsidiaries of the Borrower listed on Schedule 3.15 as "Unrestricted Group Subsidiaries", in each case until such time as any such Person becomes a Restricted Group Subsidiary in accordance with the definition thereof and (b) any other Subsidiary of the Borrower that is not a Restricted Group Member.

          "Wholly Owned Restricted Group Subsidiary":  any Restricted Group
           ----------------------------------------
     Member that is a Wholly Owned Subsidiary of the Borrower.

          "Wholly Owned Subsidiary":  as to any Person, any other Person all of
           -----------------------
     the Capital Stock of which (other than (a) directors' qualifying shares required by law or (b) Capital Stock held by any member of the News Corp. Group or the TCI Group not in excess, in the aggregate, of 2% of either the economic or the voting interests in such Person) is owned by such Person directly and/or through other Wholly Owned Subsidiaries of such Person. Notwithstanding the foregoing, each of Liberty/Fox KBL L.P., LMC Sunshine, Inc., LMC Southeast Sports, Inc., Prime Sports Northwest Network and Affiliated Regional Communications Ltd. shall be deemed to be a Wholly Owned Subsidiary of the Borrower so long as (i) all of its Capital Stock is owned (directly or indirectly) by the Borrower or the Parents, (ii) the percentage of such Capital Stock owned (directly or indirectly) by the Borrower on the Closing Date is not subsequently reduced and (iii) the type and scope of the operations of each such Person does not change materially after the Closing Date.

          "Working Capital":  the excess of Current Assets over Current
           ---------------
     Liabilities.

          "Working Capital Increases":  for any period the difference, if
           -------------------------
     positive, between (a) the Working Capital as of the last day of such period and (b) the Working Capital as of such corresponding date in the previous fiscal year (or as of September 30, 1997 in the case of any period ending prior to December 31, 1998).

          1.2  Other Definitional and Interpretive Provisions.  (a)  Unless
               ----------------------------------------------
otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Fox/Liberty Group Members not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c)  Any pro forma calculation of the Leverage Ratio, the Fixed Charge
                   --- -----
Coverage Ratio or the Interest Coverage Ratio shall be made as of the last day of, or in respect of, as the case may be, the most recent period of four consecutive fiscal quarters for which the financial information has been delivered pursuant to Section 5.1(c). For the purposes of making pro forma
                                                                  --- -----
calculations of the Fixed Charge Coverage Ratio and the Interest Coverage Ratio in respect of any transaction involving the Incurrence of Indebtedness, such calculations shall be made under the assumption that such Indebtedness was Incurred on the first day of the period for which such ratio is being calculated.

          (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (f) For the purposes of Sections 3, 5, 6 and 7, any action or failure to act on the part of a Joint Venture shall be disregarded to the extent that the Borrower Control Parties (as defined below) did not have the ability to prevent, or to cause to be taken, as the case may be, such action or failure to act, pursuant to veto or approval rights granted to any Borrower Control Party pursuant to the Organizational Documents relating to such Joint Venture. For the purposes of Section 3, representations and warranties relating to Joint Ventures shall in each case be deemed to be given only to the extent of the actual knowledge of the Borrower. For the purposes of historical financial calculations made in determining Combined Total Debt, Total Fixed Charges, Total Interest Expense and the amount described in clause (b) of the definition of Combined Excess Cash Flow, the amounts referred to in such definitions (to the extent not disregarded in accordance with the first sentence of this paragraph) reflecting amounts owing, or expenditures made, solely by a particular Joint Venture shall be disregarded unless a Restricted Group Control Member is liable for (either contractually or by operation of law, including, except in the case of a Shell Company, in a direct or indirect general partner capacity), or financed the making of, such amounts or expenditures. For the purposes of this paragraph (f), "Borrower Control Party" refers to the Borrower or any of its Subsidiaries or Affiliates or any of their respective officers, members or other representatives.

                  SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1  Term Loan Commitments.  Subject to the terms and conditions
               ---------------------
hereof, each Term Loan Lender severally agrees to make a term loan (a "Term
                                                                       ----
Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10.

          2.2  Procedure for Term Loan Borrowing.  The Borrower shall give the
               ---------------------------------
Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 2:00 P.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Loan Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be ABR Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Loan Lender shall make available to the Administrative Agent at its office specified in Section 9.2 an amount in immediately available funds equal to the Term Loan to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders in immediately available funds.

          2.3  Repayment of Term Loans.  The Term Loan of each Term Loan Lender
               -----------------------
shall mature in 16 consecutive quarterly installments (the respective dates thereof, "Term Loan Installment Dates"), commencing on December 31, 2000, each
          ---------------------------
of which shall be in an amount equal to such Lender's Term Loan Percentage multiplied by the amount set forth below opposite such installment:

           Installment                Principal Amount
           -----------                ----------------
           December 31, 2000          $20,000,000
           March 31, 2001             $20,000,000
           June 30, 2001              $20,000,000
           September 30, 2001         $20,000,000
           December 31, 2001          $22,500,000
           March 31, 2002             $22,500,000
           June 30, 2002              $22,500,000
           September 30, 2002         $22,500,000
           December 31, 2002          $27,500,000
           March 31, 2003             $27,500,000
           June 30, 2003              $27,500,000
           September 30, 2003         $27,500,000
           December 31, 2003          $30,000,000
           March 31, 2004             $30,000,000
           June 30, 2004              $30,000,000
           September 30, 2004         $30,000,000

          2.4  Revolving Credit Commitments.  (a)  Subject to the terms and
               ----------------------------
conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to
                         ----------------------
time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections
2.5 and 2.10.

          (b) The Revolving Credit Commitment of each Revolving Credit Lender shall be reduced in 16 consecutive quarterly installments (the respective dates thereof, "Revolving Credit Installment Dates"), commencing on December 31, 2000,
          ----------------------------------
each of which shall be in an amount equal to such Lender's Revolving Credit Percentage multiplied by the amount set forth below opposite such installment:

           Installment                    Commitment Reduction
           -----------                    ----------------------
           December 31, 2000              $20,000,000
           March 31, 2001                 $20,000,000
           June 30, 2001                  $20,000,000
           September 30, 2001             $20,000,000
           December 31, 2001              $22,500,000
           March 31, 2002                 $22,500,000

           June 30, 2002                  $22,500,000
           September 30, 2002             $22,500,000
           December 31, 2002              $27,500,000
           March 31, 2003                 $27,500,000
           June 30, 2003                  $27,500,000
           September 30, 2003             $27,500,000
           December 31, 2003              $30,000,000
           March 31, 2004                 $30,000,000
           June 30, 2004                  $30,000,000
           September 30, 2004             $30,000,000

          2.5  Procedure for Revolving Credit Borrowing.   The Borrower may
               ----------------------------------------
borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the
                                       --------
Administrative Agent an irrevocable Borrowing Notice (which notice must be received by the Administrative Agent prior to (a) 1:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) 2:00 P.M., New York City time, one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Revolving Credit Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and
(y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share
                                                                  --- ----
of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section
9.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

          2.6  Commitment Fees, etc.  (a)  The Borrower agrees to pay to the
               ---------------------
Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

          (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

          2.7  Termination or Reduction of Revolving Credit Commitments.  The
               --------------------------------------------------------
Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided
                                                                        --------
that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof. Each commitment reduction pursuant to this Section 2.7 shall reduce permanently the Revolving Credit Commitments then in effect.

          2.8  Optional Prepayments.  The Borrower may at any time and from time
               --------------------
to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify (a) the date and amount of prepayment and (b) whether the prepayment is to be applied to Term Loans, Revolving Credit Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each (which allocations referred to in this clause (b) shall be made in the Borrower's discretion); provided, that if a
                                                        --------
Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.18. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans which are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Eurodollar Loans shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Partial prepayments of ABR Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

          2.9  Mandatory Commitment Reductions and Prepayments.  (a)  Unless the
               -----------------------------------------------
Required Prepayment Lenders shall otherwise agree, (i) if any Capital Stock shall be issued by Fox/Liberty or any Restricted Group Control Member (or by any Restricted Group Joint Venture to the extent the proceeds thereof are distributed to a Restricted Group Control Member) or if Fox/Liberty shall Dispose of any Capital Stock of the Borrower, then an amount equal to 100% (or, after the third anniversary of the Closing Date, 50%) of the Net Cash Proceeds thereof shall be applied on the date of such issuance or Disposal toward the prepayment of the Term Loans or the reduction of the Revolving Credit Commitments, as the case may be, as set forth in Section 2.9(c), and (ii) if any Indebtedness shall be Incurred by Fox/Liberty or any Restricted Group Control Member (or by any Restricted Group Joint Venture to the extent the proceeds thereof are distributed to a Restricted Group Control Member), excluding any Indebtedness Incurred in accordance with Section 6.2, then an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such Incurrence toward the prepayment of the Term Loans or the reduction of the Revolving Credit Commitments, as the case may be, as set forth in Section 2.9(c).

          (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date any Restricted Group Control Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans or the reduction of the Revolving Credit Commitments, as the case may be, as set forth in Section 2.9(c); provided, that, notwithstanding the foregoing, (x) the aggregate Net Cash
--------
Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice (other than Net Cash Proceeds of Asset Swaps) shall not exceed $75,000,000 during the term of this Agreement and (y) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans or the reduction of the Revolving Credit Commitments, as the case may be, as set forth in Section 2.9(c). During the period from the date of any Reinvestment Event to the date of any application of the Net Cash Proceeds thereof as contemplated by the relevant Reinvestment Notice, the Borrower shall place an amount equal to the amount that would otherwise be required to be applied to prepay the Term Loans or reduce the Revolving Credit Commitments as described in Section 2.9(c) in an interest-bearing cash collateral account held by the Administrative Agent for the benefit of the relevant Lenders on terms reasonably satisfactory to the Administrative Agent (or apply such amount to temporarily prepay the Revolving Credit Loans); provided that such amounts will be unavailable to be withdrawn
               --------
from such cash collateral account (or, if applicable, reborrowed) except at the time of and for the purpose of making the reinvestment contemplated by the relevant Reinvestment Notice. Any interest earned on the amount held in such cash collateral account shall be for the benefit of, and shall be remitted to, the Borrower.

          (c) The amounts referred to in Sections 2.9(a) and (b) shall be applied, first, to prepay the Term Loans and, second, to permanently reduce the
         -----                                ------
Revolving Credit Commitments.  The application of any prepayment pursuant to
Section 2.9 shall be made, first, to ABR Loans and, second, to Eurodollar Loans.
                           -----                    ------

          2.10  Conversion and Continuation Options. (a)  The Borrower may elect
                -----------------------------------
from time to time to convert Eurodollar Loans to ABR Loans by giving an irrevocable Continuation/Conversion Notice to the Administrative Agent at least two Business Days' prior to the proposed effective date of such election, provided that any such conversion of Eurodollar Loans may only be made on the
--------
last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be
                  --------
converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving an irrevocable Continuation/Conversion Notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may
               --------
be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled maturity date of such Facility, and provided, further, that if
                                                    --------  -------
the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          2.11  Minimum Amounts and Maximum Number of Eurodollar Tranches.
                ---------------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar

Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

          2.12  Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan
                --------------------------------
shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR.

          (c) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans (whether or not overdue) shall bear interest at a rate per annum which is equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.12 plus 2%, and (ii) if all or a portion of any interest payable on any Loan or any
----
commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate applicable to ABR Loans plus 2%, in each case, with respect to clauses (i) and (ii) above,
          ----
from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.12(c) shall be
      --------
payable from time to time on demand.

          2.13  Computation of Interest and Fees.  (a)  Interest, fees and
                --------------------------------
commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.12(a).

          2.14  Inability to Determine Interest Rate.   If prior to the first
                -----------------------------------
day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such

     Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period,

the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then applicable Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

          2.15  Pro Rata Treatment and Payments.  (a)  Each borrowing by the
                -------------------------------
Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments shall be made pro rata
                                                                      --- ----
according to the respective Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Any reduction of the Revolving Credit Commitments pursuant to Section 2.4(b) or 2.9 shall be accompanied by prepayment of the Revolving Credit Loans to the extent, if any, that the aggregate principal amount of the Revolving Credit Loans exceeds the aggregate Revolving Credit Commitments as so reduced.

          (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans or the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal
                    --- ----
amounts of the Term Loans or Revolving Credit Loans, as the case may be, then held by the Lenders.

          (c) Optional and mandatory prepayments of the Term Loans and reductions of the Revolving Credit Commitments pursuant to Section 2.7, 2.8 or
2.9 shall be applied, first, to the then remaining amount of the scheduled
                      -----
installments occurring on the next four Term Loan Installment Dates or Revolving Credit Installment Dates, as the case may be, on or after the date of such prepayment or reduction, in forward order of maturity, until the remaining amount of all such installments has been reduced to zero, and, second, to the
                                                               ------
other remaining installments, pro rata to the respective outstanding amounts
                              --- ----
thereof.  Amounts prepaid on account of the Term Loans may not be reborrowed.

          (d) Each prepayment of the Loans (except in the case of Revolving Credit Loans that are ABR Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          (e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim (except as otherwise provided in Section 2.21) and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Administrative Agent's office specified in Section 9.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.15(f) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower. The failure of any Lender to make its proportionate share of any Loan shall not relieve any other Lender of its obligation, if any, hereunder to make its share of such Loan, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender on any Borrowing Date.

          2.16  Requirements of Law.  (a)  If the adoption of or any change in
                -------------------
any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.17 and changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii)    shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this
Section 2.16, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender, as promptly as practicable, to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that such request shall be delivered by such Lender as promptly as
--------
practicable but, in any event, within 90 days after such Lender obtains knowledge of the amounts required to so compensate it.

          (c) A certificate as to any additional amounts payable pursuant to this Section 2.16 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section 2.16 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.17  Taxes.  (a)  All payments made by the Borrower under this
                -----
Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes, franchise taxes and other similar taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded
                                                             ------------
Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the
                                                     --------  -------
Borrower shall not be required to increase any such amounts payable to any Non-U.S. Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Non-U.S. Lender's failure to comply with the requirements of Section 2.17(b) or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this Section 2.17(a). Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender (or Transferee) that is not (i) a citizen or resident of the United States of America, (ii) a corporation or partnership created or organized in or under the laws of the United States of America (or any jurisdiction thereof), (iii) any estate that is subject to federal income taxation regardless of the source of its income or (iv) a trust whose administration is subject to primary supervision of a United States court and which has one or more United States fiduciaries who has the authority to control all substantial decisions of the trust (a "Non-U.S. Lender") shall deliver to
                                           ---------------
the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, an annual certificate representing that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 2.17(b), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.17(b) that such Non-U.S. Lender is not legally able to deliver.

          2.18  Indemnity.  The Borrower agrees to indemnify each Lender and to
                ---------
hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which
----
would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A statement as to any amounts payable pursuant to this Section 2.18 shall be submitted to the Borrower by each Lender claiming indemnification hereunder (or by the Administrative Agent on behalf of the Lenders), and shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.19  Change of Lending Office.  Each Lender agrees that, upon the
                ------------------------
occurrence of any event giving rise to the operation of Section 2.16 or 2.17(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender consistent with such Lender's past business practices) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms
                                --------
that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided,
                                                                       --------
further, that nothing in this Section 2.19 shall affect or postpone any of the
-------
obligations of any Borrower or the rights of any Lender pursuant to Section 2.16 or 2.17(a).

          2.20  Replacement of Lenders under Certain Circumstances.  The
                --------------------------------------------------
Borrower shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to Section 2.16 or 2.17 or (b) is a Defaulting Lender, with a replacement financial institution; provided that (i)
                                                             --------
such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) in the case of clause (a) above, prior to any such replacement, such Lender shall have taken no action under Section 2.19 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.16 or 2.17,
(iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under
Section 2.18 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto,
(vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
Section 9.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.16 or 2.17, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

          2.21  Defaulting Lenders.  (a)  In the event that, at any one time,
                ------------------
(i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Loan to the Borrower and (iii) the Borrower shall be required to make any payment hereunder to or for the account of such Defaulting Lender, then the Borrower may, so long as no Event of Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Loan to the Borrower. In the event that the Borrower shall so set off and otherwise apply the obligation of the Borrower to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Loan to the Borrower on any date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement a Loan by such Defaulting Lender made on the date such Defaulted Loan was originally required to have been made pursuant to Section 2.5 and shall satisfy the Borrower's obligation to such Defaulting Lender to the extent of the amount so set off or otherwise applied. Such Loan shall be considered, for all purposes of this Agreement, to comprise part of the Loan in connection with which such Defaulted Loan was originally required to have been made pursuant to Section 2.5. The Borrower shall notify the Administrative Agent at any time the Borrower reduces the amount of the obligation of the Borrower to make any payment otherwise required to be made by it hereunder as a result of the exercise by the Borrower of its right set forth in this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Loan required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Loan pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection
(a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.21.

     (b) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lenders and (iii) the Borrower shall make any payment hereunder to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lenders and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay the Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement payment by such Lender, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lenders in discharge of amounts due by the Borrower to such other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lenders and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lenders, in the following order of priority:

          (A) first, to the Administrative Agent for any Defaulted Amount then
              -----
     owing to the Administrative Agent, in such capacity; and

          (B) second, to any other Lenders for any Defaulted Amounts then owing
              ------
     to such other Lenders, ratably in accordance with such respective Defaulted Amounts then owing to such other Lenders.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.21.

     (c) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Loan or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender shall be required to pay or distribute any amount hereunder to or for the account of such Defaulting Lender, then the Borrower or such other Lender shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with the Administrative Agent in the name and under the control of the

Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Administrative Agent's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of this paragraph (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Loans required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder to the Administrative Agent or any other Lender, as and when such Loans or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Loans and amounts required to be made or paid at such time, in the following order of priority:

          (A) first, to the Administrative Agent for any amount then due and
              -----
     payable by such Defaulting Lender to the Administrative Agent hereunder, in such capacity;

          (B) second, to any other Lenders for any amount then due and payable
              ------
     by such Defaulting Lender to such other Lenders hereunder, ratably in accordance with the respective amounts then due and payable to such other Lenders; and

          (C) third, to the Borrower for any Loan then required to be made by
              -----
     such Defaulting Lender to the Borrower pursuant to the Commitment of such Defaulting Lender.

In the event that such Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Defaulting Lender shall be distributed by the Administrative Agent to such Defaulting Lender and applied by such Defaulting Lender to the obligations of the Borrower owing to such Lender at such time under this Agreement ratably in accordance with the respective amounts of such obligations outstanding at such time.

          (d) The rights and remedies against a Defaulting Lender under this
Section 2.21 are in addition to any other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Loan and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.

                   SECTION 3.  REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make or maintain the Loans, each of the Borrower and Fox/Liberty hereby represents and warrants to the Administrative Agent and each Lender that:

          3.1  Financial Condition.  The audited consolidated balance sheet of
               -------------------
Fox/Liberty and its consolidated Subsidiaries as at December 31, 1996, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified (except to the extent any qualification stated therein relates solely to the effect of any change in GAAP applicable to Fox/Liberty) report from Arthur Andersen LLP, present fairly the consolidated financial condition of Fox/Liberty and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.
The unaudited consolidated balance sheet of Fox/Liberty and its consolidated Subsidiaries as at June 30, 1997, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated financial condition of Fox/Liberty and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the relevant firm of accountants and disclosed therein). Except as set forth in Part A of Schedule 3.1, Fox/Liberty and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities or liabilities for taxes, any long-term leases or any interest rate or foreign currency swap or exchange transactions or other obligations in respect of derivatives, in each case except as reflected on the most recent balance sheet referred to above. Except as set forth in Part B of Schedule 3.1, during the period from June 30, 1997 to and including the Closing Date there has been no Disposition by Fox/Liberty or any of its Subsidiaries of any material part of its business or Property.

          3.2  No Change.  Since December 31, 1996 there has been no development
               ---------
or event which has had or could reasonably be expected to have a Material Adverse Effect.

          3.3  Existence; Compliance with Law.  Each Fox/Liberty Group Member
               ------------------------------
(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except, in each case, to the extent the failure to be so qualified and in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.4  Power; Authorization; Enforceable Obligations.  Each Loan Party
               ---------------------------------------------
has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents other than any consent, authorization, filing, notice or other act (a) required to be obtained, made or taken by or in respect of any of the Lenders or (b) referred to in Section 3.20. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          3.5  No Legal Bar.  The execution, delivery and performance of this
               ------------
Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law applicable to any Fox/Liberty Group Member or any Contractual Obligation of any Fox/Liberty Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.

          3.6  No Material Litigation.  Except as set forth on Schedule 3.6, no
               ----------------------
litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Fox/Liberty Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

          3.7  No Default.  No Fox/Liberty Group Member is in default under or
               ----------
with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          3.8  Ownership of Property; Liens.  Each Fox/Liberty Group Member has
               ----------------------------
title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and none of such property is subject to any Lien except as permitted by Section 6.3.

          3.9  Intellectual Property.  Except as set forth on Schedule 3.6, or
               ---------------------
except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

          (a) each Fox/Liberty Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted;

          (b) no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim; and

          (c) to the knowledge of the Borrower, the use of Intellectual Property by each Fox/Liberty Group Member does not infringe on the rights of any Person.

          3.10  Taxes.  Each Fox/Liberty Group Member has filed or caused to be
                -----
filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Fox/Liberty Group Member); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

          3.11  Federal Regulations.  No part of the proceeds of any Loans will
                -------------------
be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

          3.12  Labor Matters. There are no strikes or other labor disputes
                -------------
against any Fox/Liberty Group Member pending or, to the knowledge of the Borrower, threatened that

(individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Fox/Liberty Group Members have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Fox/Liberty Group Members on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Fox/Liberty Group Members.

          3.13  ERISA.  Neither a Reportable Event nor an "accumulated funding
                -----
deficiency" (within the meaning of Section 312 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          3.14  Investment Company Act; Other Regulations.  No Loan Party is an
                -----------------------------------------
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

          3.15  Subsidiaries; Joint Ventures.  Set forth on Schedule 3.15 is a
                ----------------------------
complete and correct list of all the Subsidiaries and Joint Ventures of the Borrower, and the respective ownership interests therein, at the date hereof.

          3.16  Use of Proceeds.  The proceeds of the Loans shall be used by the
                ---------------
Borrower (a) to finance the Rainbow Transaction and to pay related fees and expenses and (b) for general purposes, including, without limitation, refinancing of Indebtedness, permitted dividends and distributions (including tax distributions), Investments and acquisitions and working capital needs.

          3.17  Environmental Matters.  Except as, in the aggregate, could not
                ---------------------
reasonably be expected to have a Material Adverse Effect:

          (a) The facilities and properties owned, leased or operated by the Fox/Liberty Group Members (the "Properties") do not contain, and have not
                                     ----------
     previously contained (to the knowledge of the Borrower in the case of periods prior to the date any such Property was first owned, leased or operated by the Fox/Liberty Group Members), any Materials of Environmental Concern in amounts or concentrations or under circumstances which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law.

          (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance (to the knowledge of the Borrower in the case of periods prior to the date any such Property was first owned, leased or operated by any Fox/Liberty Group Member), with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Fox/Liberty Group Members (the "Business") which could interfere
                                            --------
     with the continued operation of the Properties or impair the fair saleable value thereof. No Fox/Liberty Group Member has assumed in writing any known liability of any other Person under Environmental Laws.

          (c) No Fox/Liberty Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law (in each case to the knowledge of the Borrower in the case of periods prior to the date any such Property was first owned, leased or operated by any Fox/Liberty Group Member).

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Fox/Liberty Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

          (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Fox/Liberty Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws (in each case to the knowledge of the Borrower in the case of periods prior to the date any such Property was first owned, leased or operated by any Fox/Liberty Group Member).

          3.18  Accuracy of Information, etc.  All information contained in the
                ----------------------------
Loan Documents, including all schedules hereto, and in the Confidential Information Memorandum (other than any financial projections or forward-looking pro forma financial information) relating to the Fox/Liberty Group Members, when taken together (giving effect to information furnished in writing to the Lenders prior to the Closing Date, including in the Loan Documents and Schedule 3.18 and the other schedules hereto, that corrects, supplements or supersedes information previously furnished) was correct in all material respects as of the date furnished (or in the case of information dated as of an earlier date, as of such date), did not contain any untrue statement of a material
fact and did not omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made, provided, that no representation or warranty is made
                      --------
hereunder with respect to any information provided to the Administrative
Agent or any Lender which relates to general economic conditions or the cable television and sports industries generally. The financial projections and forward-looking pro forma financial information contained in the materials referenced above were based on good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

          3.19  Solvency.  Each Loan Party (other than any Loan Party that is a
                --------
Shell Company) is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith on the date on which this representation is made or deemed made, will be, Solvent.

          3.20  Pledge Agreement.  The Pledge Agreement is effective to create
                ----------------
in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and the proceeds thereof. In the case of the certificated Pledged Stock (as such term is defined in the Pledge Agreement), when certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Pledge Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 3.20 and the registrations contemplated by the Pledge Agreement have been completed, the Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Pledge Agreement), in each case prior and superior in right to any other Person, subject to, in the case of each Issuer (as defined in the Pledge Agreement) that is not a Wholly Owned Subsidiary, (a) restrictions on transfer contained in any Organizational Document of such Issuer to which the relevant Pledgor (as defined in the Pledge Agreement) is a party and (b) any purchase right granted to any party pursuant to any Organizational Document of any Loan Party or Issuer.

          3.21  Rainbow Documents.  The documents listed in the definition of
                -----------------
"Rainbow Documents" comprise all of the documents governing the respective rights of the holders of Capital Stock of the Rainbow Entities.

                       SECTION 4.  CONDITIONS PRECEDENT

          4.1  Conditions to Initial Loans.  The agreement of each Lender to
               ---------------------------
make the initial Loan requested to be made by it is subject to the satisfaction or waiver, prior to or concurrently with the making of such Loan, of the following conditions precedent:

          (a)  Loan Documents.  The Administrative Agent shall have received (i)
               --------------
     this Agreement, executed and delivered by a duly authorized officer of Fox/Liberty and the Borrower, (ii) an executed Addendum (or a copy thereof by facsimile transmission) from each Lender listed on Schedule 1.1A, (iii) the Guarantee Agreement, executed and delivered by a duly authorized officer of Fox/Liberty and each Restricted Group Subsidiary (other than the Excluded Restricted Group Member) and (iv) the Pledge Agreement, executed and delivered by a duly authorized officer of Fox/Liberty (and each other immediate parent company of Fox/Liberty Sports or Fox/Liberty FX), Fox/Liberty Sports, Fox/Liberty FX and each Restricted Group Subsidiary (other than the Excluded Restricted Group Member).

          (b)  Rainbow Transaction.  The Rainbow Transaction shall have been
               -------------------
     consummated, and contractual arrangements with the other holders of Capital Stock of the Rainbow Entities shall have been entered into, in each case on the terms set forth in the Rainbow Documents.

          (c)  Fox/Liberty Notes.  Fox/Liberty and FLN shall have jointly issued
               -----------------
     at least $750,000,000 of senior notes (of which no more than $500,000,000 (the "Senior Notes") shall initially be cash-pay and the remainder (the
           ------------
     "Senior Discount Notes") shall be non-cash pay until the fifth anniversary
     ----------------------
     of the Closing Date), in each case on the terms set forth in the Fox/Liberty Indentures, and all of the net proceeds thereof (in an aggregate amount not less than $730,000,000) shall have been contributed to the Borrower in the form of an equity contribution.

          (d)  Officers' Certificate.  The Administrative Agent shall have
               ---------------------
     received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (e)  Approvals.  All material governmental and material third party
               ---------
     approvals necessary in connection with the transactions contemplated hereby shall have been obtained and be in full force and effect.

          (f)  Fees.  The Lenders and the Agents shall have received all fees
               ----
     required to be paid, and all expenses required to be paid for which invoices have been presented, on or before the Closing Date.

          (g)  Lien Searches.  The Administrative Agent shall have received the
               -------------
     results of a recent Lien search in each of the jurisdictions where material assets of the Loan Parties are located (as determined by the Administrative Agent in consultation with the Borrower), and such search shall reveal no Liens on any of assets of the Fox/Liberty Group Members except for Liens permitted by Section 6.3.

          (h)  Pledged Stock.  The Administrative Agent shall have received any
               -------------
     certificates representing the shares of Capital Stock pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Pledge Agreement or under law or reasonably requested by the Administrative Agent to be executed, filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein shall have been executed and, as applicable, be in proper form for filing, registration or recordation.

          (i)  Legal Opinions.  The Administrative Agent shall have received the
               --------------
     legal opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F.

          (j)  Solvency Certificate.  The Administrative Agent shall have
               --------------------
     received a solvency certificate from the Senior Vice President, Finance and Development, of the Borrower which shall certify that the Loan Parties (other than any Loan Party that is a Shell Company) are Solvent after giving effect to the transactions contemplated hereby.

          4.2  Conditions to Each Extension of Credit.  The agreement of each
               --------------------------------------
Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

          (b)  No Default.  No Default or Event of Default shall have occurred
               ----------
     and be continuing on such date or after giving effect to the Loan requested to be made on such date.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing that the conditions contained in this Section 4.2 have been satisfied.

                       SECTION 5.  AFFIRMATIVE COVENANTS

          Each of the Borrower and Fox/Liberty hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of the Borrower and Fox/Liberty shall and (except in the case of Section 5.1, Sections 5.2(a), (b),
(c) and (d) and Section 5.7) shall cause each Borrower Group Member to:

          5.1  Financial Statements.  Furnish to the Administrative Agent (with
               --------------------
sufficient copies for each Lender):

          (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit (except to the extent any qualification stated therein relates solely to the effect of any change in GAAP applicable to the Borrower), by independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in comparative form, in the case of the balance sheet, the figures for the preceding fiscal year end from the balance sheet for such fiscal year and, in the case of the statements of income and cash flow, the corresponding figures for the corresponding period of the preceding fiscal year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

          (c) as soon as available, but in any event not later than 60 days (or, in the case of the fourth quarterly period, 120 days) after the end of each of the quarterly periods of each fiscal year of the Borrower, the pro
                                                                            ---
     forma combined balance sheet of the Restricted Group Members as at the end
     -----
     of such quarter and the related pro forma combined statements of income and
                                     --- -----
     of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in comparative form, in the case of the balance sheet, the figures for the preceding fiscal year end from the balance sheet for such fiscal year and, in the case of the statements of income and cash flow, the corresponding figures for the corresponding period of the preceding fiscal year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be prepared in reasonable detail and in accordance with GAAP (to the extent applicable in the case of paragraph (c) above) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein and except for the absence of certain footnote disclosure in the case of financial statements delivered pursuant to Section 5.1(b)). All such financial statements delivered pursuant to Section 5.1(c) shall be prepared based upon the audited or unaudited consolidated financial statements of the Borrower and its Subsidiaries, as applicable, adjusted to give effect to the exclusion of the financial results of the Unrestricted Group Members.

          5.2  Certificates; Other Information.  Furnish to the Administrative
               -------------------------------
Agent (with sufficient copies for each Lender) or, in the case of clause (f), to the relevant Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), (i) a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate and (ii) a reconciliation between such financial statements and the financial statements delivered pursuant to Section 5.1(c) for the corresponding period;

          (b) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a Compliance Certificate containing all information necessary for determining compliance by the Fox/Liberty Group Members with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, including, without limitation, a reconciliation in reasonable detail showing the derivation from such financial statements of the calculations necessary to establish compliance with Section 6.1;

          (c) as soon as available, and in any event no later than 60 days after the end of each fiscal year of the Borrower, a detailed budget for the following fiscal year (including projected cash flow and projected income), prepared on both a combined basis for the Borrower and its Subsidiaries and a combined basis for the Restricted Group Members (collectively, the "Projections"), which Projections shall in each case be
                         -----------
     accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (d) within 15 days after the same are sent, copies of all financial statements and reports which the Borrower sends to the holders of any class of its debt securities or public equity securities and within 15 days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (e) as soon as available, and in any event no later than five Business Days prior to the effectiveness thereof (or, in the case of either Fox/Liberty Note Indenture or the Additional Fox/Liberty Debt, five Business Days prior to circulation to the holders of the relevant Indebtedness), a substantially final draft of any proposed amendment, modification, waiver or other change to the terms of either Fox/Liberty
     Note Indenture, the Additional Fox/Liberty Debt, the Turner Note, any Subordinated Indebtedness or any Rainbow Document; and

          (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          5.3  Payment of Obligations.  Pay, discharge or otherwise satisfy at
               ----------------------
or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect (so long as, in the case of any material obligations, the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Fox/Liberty Group Member).

          5.4  Conduct of Business and Maintenance of Existence; Compliance.
               ------------------------------------------------------------
(a) (i) Continue to engage in business of the same general type as now conducted by it, (ii) preserve, renew and keep in full force and effect its existence and
(iii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.4 and except, in the case of clause (iii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          5.5  Maintenance of Property; Insurance.  (a)  Keep all property
               ----------------------------------
useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          5.6  Inspection of Property; Books and Records; Discussions.  (a)
               ------------------------------------------------------
Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent or, subject to the proviso below, any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable notice during normal business hours and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Fox/Liberty Group Members with officers and employees of the Fox/Liberty Group Members and with its independent certified public accountants; provided that, so
                                                               --------
long as no Event of Default shall have
occurred and be continuing, each Lender shall be limited to one such inspection and examination in each calendar year.

          5.7  Notices.  Promptly give notice to the Administrative Agent and
               -------
each Lender after the Borrower obtains knowledge of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of any Fox/Liberty Group Member or (ii) litigation, investigation or proceeding which may exist at any time between any Fox/Liberty Group Member and any Governmental Authority and which has a reasonable likelihood of being adversely determined, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting any Fox/Liberty Group Member (i) in which the amount involved is $10,000,000 or more and not covered by insurance or (ii) in which injunctive or similar relief is sought that, if granted, could reasonably be expected to have a Material Adverse Effect; and

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Fox/Liberty Group Member proposes to take with respect thereto.

          5.8  Environmental Laws.  Except as could not reasonably be expected
               ------------------
to have a Material Adverse Effect:

               (a) Comply with, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

               (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

          5.9  Additional Guarantors and Collateral.  (a)  With respect to any
               ------------------------------------
Person that becomes a Restricted Group Subsidiary (or, in the case of the Excluded Restricted Group Member, in the event that either clause (1) or (2) of the proviso to this paragraph cease to apply to such Subsidiary)
after the Closing Date, promptly (i) cause such Restricted Group Subsidiary to become a party to the Guarantee Agreement and the Pledge Agreement and (ii) deliver to the Administrative Agent (x) one or more legal opinions comparable in scope to the legal opinion delivered in respect of the original Restricted Group Subsidiaries, the Guarantee Agreement and the Pledge Agreement pursuant to
Section 4.1(i) and (y) an Officers' Certificate of such Restricted Group Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments; provided, that this paragraph shall not apply to any Restricted
                 --------
Group Subsidiary that (1) is not a Wholly Owned Restricted Group Subsidiary and
(2) is prohibited by its Organizational Documents from complying with the provisions of this paragraph.

          (b) With respect to any direct Subsidiary or Joint Venture created or acquired after the Closing Date by any Loan Party (and, in the case of any Person that becomes a Loan Party after the Closing Date, with respect to any direct Subsidiary or Joint Venture of such Loan Party at the time it becomes a Loan Party), promptly (i) execute and deliver to the Administrative Agent such amendments to the Pledge Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such Subsidiary or Joint Venture which is owned by such Loan Party, (ii) deliver to the Administrative Agent any certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant pledgor, and (iii) take such actions as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Pledge Agreement with respect to the Capital Stock of such Subsidiary or Joint Venture, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Pledge Agreement or by law or as may be requested by the Administrative Agent; provided, that in lieu of the
                                              --------
foregoing requirements with respect to any Person that is a Specified Non-Wholly Owned Person, the relevant Loan Party may (or, in the case of any such Person that is a Joint Venture, shall) instead interpose, between such Loan Party and such Specified Non-Wholly Owned Person, a Shell Company that is a Wholly Owned Subsidiary of such Loan Party, and take the foregoing actions with respect to such Shell Company.

                         SECTION 6.  NEGATIVE COVENANTS

          Each of the Borrower and Fox/Liberty hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of the Borrower and Fox/Liberty shall not, and shall not permit any other Borrower Group Member to, directly or indirectly (provided that the covenants contained in Sections 6.1, 6.4, 6.5, 6.6, 6.7, 6.8 and 6.10 shall not apply to any Unrestricted Group Member):

          6.1  Financial Condition Covenants.
               -----------------------------

          (a)  Leverage Ratio.  Permit the Leverage Ratio as at the last day of
               --------------
any period of four consecutive fiscal quarters of the Borrower ending during any period set forth below to exceed the corresponding ratio set forth below:


            Period                  Leverage Ratio
            ------                  --------------
          Closing Date to 12/31/98    5.00 to 1.0
          1/1/99 to 12/31/99          4.50 to 1.0
          1/1/00 to 12/31/00          4.00 to 1.0
          1/1/01 to 12/31/01          3.50 to 1.0
          Thereafter                  3.00 to 1.0

          (b)  Interest Coverage Ratio.  Permit the Interest Coverage Ratio for
               -----------------------
any period of four consecutive fiscal quarters of the Borrower ending during any period set forth below to be less than the corresponding ratio set forth below:

                                          Interest
           Period                             Coverage Ratio
           ------                         ---------------------
          Closing Date to 12/31/99              2.75 to 1.0
          Thereafter                            3.00 to 1.0

          (c)  Fixed Charge Coverage Ratio.  Permit the Fixed Charge Coverage
               ---------------------------
Ratio for any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters since September 30, 1997) ending during any period set forth below to be less than the corresponding ratio set forth below:

                                         Fixed Charge
                                         ------------
               Period                    Coverage Ratio
               ------                    --------------
          1/1/98 to 12/31/99             1.05 to 1.0
          Thereafter                     1.10 to 1.0

          6.2  Limitation on Indebtedness.  Create, incur, assume or suffer to
               --------------------------
exist (in each case, to "Incur") any Indebtedness, except:
                         -----

          (a)  Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) Indebtedness of any Borrower Group Member owing to any other Borrower Group Member resulting from any Investment expressly permitted by
     Section 6.7(f), (g), (h) or (i) made in the form of an intercompany loan, provided, that Investments in any Loan Party by any Borrower Group Member
     --------
     that is not the Borrower or a Wholly Owned Restricted Group Subsidiary may not be made or maintained in the form of intercompany loans;

          (c) Indebtedness secured by Liens permitted by Section 6.3(g) or 6.3(j), Attributable Debt Incurred in connection with Sale-Leaseback Transactions and Capital Lease Obligations in an aggregate amount for all Indebtedness Incurred pursuant to this paragraph (c) not to exceed $25,000,000 at any one time outstanding;

          (d)  Indebtedness outstanding on the date hereof and listed on
     Schedule 6.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof);

          (e) Guarantee Obligations incurred in the ordinary course of business by any Loan Party in respect of obligations permitted by this Agreement to be incurred by the Borrower or any Wholly Owned Restricted Group Subsidiary;

          (f) Subordinated Indebtedness of any Subsidiary of the Borrower resulting from capital call obligations contained in the Organizational Documents of such Subsidiary, provided that (i) after giving effect to the
                                   --------
     Incurrence thereof, no Default or Event of Default (including pursuant to
     Section 6.1 on a pro forma basis) shall have occurred and be continuing,
                      --- -----
     (ii) the terms of such Indebtedness are limited to those set forth in
     Exhibit I and (iii) the aggregate principal amount of Indebtedness incurred pursuant to this paragraph (f) shall not exceed $25,000,000 at any one time outstanding;

          (g) Indebtedness of Fox/Liberty or FLN (but not any Borrower Group Member), provided that (i) after giving effect to the Incurrence thereof,
              --------
     (x) no Default or Event of Default (including pursuant to Section 6.1 on a pro forma basis) shall have occurred and be continuing, (y) the Leverage
     --- -----
     Ratio, on a pro forma basis, shall not exceed 3.00 to 1.0 and (z) the Fixed
                 --- -----
     Charge Coverage Ratio, on a pro forma basis, shall not be less than 1.25 to
                                 --- -----
     1.0, (ii) no such Indebtedness shall be incurred prior to the second anniversary of the Closing Date, (iii) such Indebtedness shall have no scheduled amortization prior to the date that is one year and one day after the final stated maturity of the Loans (as in effect on the date such Indebtedness is incurred), (iv) the covenants and events of default applicable to such Indebtedness shall be no more restrictive than the covenants and events of default contained in this Agreement (and, in any event, shall not include any covenant requiring any Fox/Liberty Group Member to maintain as of specified dates or for specified periods any specified ratio, amount or measure for the purpose of requiring maintenance of a specified financial condition or financial performance), (v) the aggregate principal amount of Indebtedness incurred pursuant to this paragraph (g) shall not exceed $150,000,000 at any one time outstanding and
     (vi) 100% of the Net Cash Proceeds of such Indebtedness shall be contributed to the Borrower in the form of an equity contribution;

          (h) endorsements of negotiable instruments for deposit or collection in the ordinary course of business; and

          (i) additional Indebtedness of the Borrower Group Members in an aggregate principal amount (for all Borrower Group Members) not to exceed $30,000,000 at any one time outstanding.

          6.3  Limitation on Liens.  Create, incur, assume or suffer to exist
               -------------------
any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with
                                       --------
     respect thereto are maintained on the books of the relevant Fox/Liberty Group Member in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Borrower Group Member;

          (f) Liens in existence on the date hereof listed on Schedule 6.3(f), securing Indebtedness permitted by Section 6.2(d), provided that no such
                                                        --------
     Lien is spread to cover any
     additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness permitted by Section 6.2(c) that encumber assets of any Subsidiary or Joint Venture acquired after the Closing Date, provided that (i) such Liens are not created in contemplation
                   --------
     of, or in connection with, such acquisition, (ii) such Liens do not at any time encumber any Property other than the Property so encumbered at the time of such acquisition and the proceeds thereof and (iii) the amount of Indebtedness secured thereby is not increased;

          (h) any interest or title of a lessor under any lease entered into by any Borrower Group Member in the ordinary course of its business and covering only the assets so leased (or, in the case of real property, fixtures appurtenant thereto) and additions, improvements or replacements with respect thereto;

          (i) Liens created in the ordinary course of business in favor of a sports team over rights payments which are allocable to such team under related rights agreements, or a producer or supplier of television programming over distribution revenues and/or distribution rights which are allocable to such producer or supplier under related distribution agreements;

          (j) Liens securing Indebtedness of any Borrower Group Member incurred to finance the acquisition of fixed or capital assets, provided that (i)
                                                            --------
     such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

          (k) any extension, renewal or refunding of any Lien referred to in paragraphs (a) through (j) above, provided that such extension, renewal or refunding is limited to all or part of the Property encumbered by the original Lien; and

          (l)  Liens created by any Loan Document.

          6.4  Limitation on Fundamental Changes.  Enter into any merger,
               ---------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business (other than to the extent necessary to effectuate a Disposition of any Borrower Group Member (other than the Borrower), or its Property, expressly permitted by Section 6.5(f) or any Investment expressly permitted by Section 6.7), except:

          (a) any Restricted Group Affiliated Member may be merged or consolidated with or into the Borrower (provided that the Borrower shall be
                                             --------
     the continuing or surviving entity) or with or into any Wholly Owned Restricted Group Subsidiary (provided that the Wholly Owned Restricted
                                  --------
     Group Subsidiary shall be the continuing or surviving entity);

          (b) any Restricted Group Affiliated Member may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Restricted Group Subsidiary; and

          (c) any Restricted Group Affiliated Member may Dispose of all or any part of the business or Property of any Specified Division to any Wholly Owned Subsidiary of the Borrower.

          6.5  Limitation on Sale of Assets.  Dispose of any of its Property or
               ----------------------------
business (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Group Affiliated Member, issue or sell any shares of such Restricted Group Affiliated Member's Capital Stock to any Person, except:

          (a) the Disposition of obsolete or worn out Property in the ordinary course of business;

          (b)  the sale of inventory in the ordinary course of business;

          (c)  Dispositions permitted by paragraph (a), (b) or (c) of Section
     6.4;

          (d) the sale or issuance of any Restricted Group Member's Capital Stock to the Borrower or any Wholly Owned Restricted Group Subsidiary;

          (e) any Investment made pursuant to Section 6.7 in the form of a Disposition of Property;

          (f) the Disposition (directly or indirectly through the Disposition of Capital Stock of a Subsidiary) of operating assets comprising a business unit (or any other distinct operation that contributes a discrete amount of Combined EBITDA) by any Restricted Group Member (including any Asset Swap to the extent not otherwise permitted by Section 6.5(g), it being understood that if the entire amount of an Asset Swap is not permitted by
     Section 6.5(g) any portion not so permitted may be allocated to (and count as usage of) any unused availability in respect of Dispositions pursuant to this Section 6.5(f), subject to compliance with the requirements of clauses
     (i) through (vi) below), provided that (i) on the date of such Disposition
                              --------
     (the "Disposition Date"), no Default or Event of Default shall have
           ----------------
     occurred and be continuing or would occur after giving pro forma effect
                                                            --- -----
     thereto; (ii) the Asset EBITDA Amount attributable to the assets being Disposed of, when added to the Asset EBITDA Amount attributable to all other assets previously Disposed of pursuant to this Section 6.5(f) during the one-year period ending on such Disposition Date (or, if shorter, the period from the Closing Date to such Disposition Date), shall not exceed an amount equal to 10% of Pro Forma Combined EBITDA determined as of such Disposition Date; (iii) the Asset EBITDA Amount attributable to the assets being Disposed of, when added to the Asset EBITDA Amount attributable to all other assets previously Disposed of pursuant to this Section 6.5(f) during the term of this Agreement, shall not exceed an amount equal to 20% of Pro Forma Combined EBITDA determined as of such Disposition Date; (iv) at least 80% of the proceeds of such Disposition shall be in the form of cash; (v) the Net Cash Proceeds of such Disposition shall be applied to prepay the Term Loans or reduce the Revolving Credit Commitments if and to the extent required by Section 2.9(b); and (vi) on the date of consummation of any Disposition pursuant to this Section 6.5(f), the Borrower shall furnish to the Administrative Agent a certificate demonstrating in reasonable detail that such Disposition complies with the requirements of this Section 6.5(f);

     (g)  any Asset Swap by any Restricted Group Member, provided that (i) on
                                                         --------
     the date of Disposition of assets pursuant to such Asset Swap (the "Asset
                                                                         -----
     Swap Date"), no Default or Event of Default shall have occurred and be
     ---------
     continuing or would occur after giving pro forma effect thereto; (ii) the
                                            --- -----
     Asset EBITDA Amount attributable to the assets being Disposed of, when added to the Asset EBITDA Amount attributable to all other assets previously Disposed of pursuant to this Section 6.5(g) during the one-year period ending on such Asset Swap Date (or, if shorter, the period from the Closing Date to such Asset Swap Date), shall not exceed an amount equal to 5% of Pro Forma Combined EBITDA determined as of such Asset Swap Date; (iii) the Asset EBITDA Amount attributable to the assets being Disposed of, when added to the Asset EBITDA Amount attributable to all other assets previously Disposed of pursuant to this Section 6.5(g) during the term of this Agreement, shall not exceed an amount equal to 10% of Pro Forma Combined EBITDA determined as of such Asset Swap Date; and (iv) on the date of consummation of any Asset Swap pursuant to this Section 6.5(g), the Borrower shall furnish to the Administrative Agent a certificate demonstrating in reasonable detail that such Asset Swap complies with the requirements of this Section 6.5(g);

          (h) any issuance or Disposition of Capital Stock of Fox/Liberty or the Borrower (so long as no Default or Event of Default (including, without limitation, pursuant to Section 7(l)) shall result therefrom); and

          (i) the Disposition of other Property having a fair market value not to exceed $20,000,000 in the aggregate during the term of this Agreement.

          6.6  Limitation on Dividends.  Declare or pay any dividend or
               -----------------------
distribution (other than dividends or distributions payable solely in common stock (or equivalent forms of Capital Stock) of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of any Restricted Group Member or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Fox/Liberty Group Member (collectively, "Restricted
                                                            ----------
Payments"), except that:

          (a) any Restricted Group Affiliated Member may make Restricted Payments to the Borrower or any Wholly Owned Restricted Group Subsidiary;

          (b) any Restricted Group Subsidiary that is not a Wholly Owned Restricted Group Subsidiary and any Restricted Group Joint Venture may make Restricted Payments to the respective holders of its Capital Stock so long as any such holder that is a Restricted Group Member receives at least a pro rata share thereof;
     --- ----

          (c) any Restricted Group Member may make Restricted Payments to its investors in an amount equal to the anticipated income tax liability of such investor resulting from the earnings of such Restricted Group Member, provided, that, in the case of the Borrower, (i) prior to the making of
     --------
     each such distribution, the Borrower shall have delivered to the Administrative Agent a letter from a Responsible Officer of the Borrower setting forth in reasonable detail the highest federal, state and local tax rates applicable to the members of the Borrower (after giving effect to deductions for such state and local taxes applicable thereto) and (ii) the maximum percentage permitted to be so distributed with respect to any fiscal year of the Borrower shall not exceed the lesser of (A) the percentage representing the maximum aggregate rate described in clause (i) above for such fiscal year and (B) 42%;

          (d) the Borrower may make Restricted Payments to Fox/Liberty for the purpose of funding the payment of interest on the Fox/Liberty Notes or the Additional Fox/Liberty Debt that is required to be paid in cash, provided
                                                                      --------
     that after giving effect to the making thereof, no Default or Event of Default (including pursuant to Section 6.1 on a pro forma basis) shall have
                                                     --- -----
     occurred and be continuing; and

          (e) the Borrower may make Restricted Payments to Fox/Liberty, provided that (i) after giving effect to the making thereof, no Default or
     --------
     Event of Default (including pursuant to Section 6.1 on a pro forma basis)
                                                              --- -----
     shall have occurred and be continuing, (ii) on the date such Restricted Payment is made the Senior Notes and the Senior Discount Notes shall in each case be publicly rated at least BBB- by Standard & Poor's Ratings Services and at least Baa3 by Moody's Investors Service, Inc. and (iii) the aggregate amount of Restricted Payments made pursuant to this paragraph (e) in any fiscal year of the Borrower shall not exceed 25% of Combined Excess Cash Flow in respect of the immediately preceding fiscal year.

          6.7  Limitation on Investments, Loans and Advances.  Make any advance,
               ---------------------------------------------
loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting all or a material part of a business unit of, or make any other investment in, any Person (collectively, "Investments"), except:
 -----------

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  investments in Cash Equivalents;

          (c)  Guarantee Obligations permitted by Section 6.2;

          (d) loans and advances made by any Restricted Group Member to such Restricted Group Member's employees in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for all Restricted Group Members not to exceed $1,000,000 at any one time outstanding;

          (e)  Investments outstanding on the Closing Date as set forth on
     Schedule 6.7;

          (f) Investments by any Restricted Group Member in any Restricted Group Control Member that is a Loan Party or in any Person that, immediately after such Investment, will constitute a Restricted Group Control Member that is a Loan Party, so long as (i) after giving effect to such Investment and the financing thereof, no Event of Default (including pursuant to Section 6.1 on a pro forma basis) shall have occurred and be
                                  --- -----
     continuing and (ii) no such Investment is made in a Specified Division;

          (g) Investments by any Restricted Group Member in any Restricted Group Member (not otherwise permitted by paragraph (f) above or paragraph
     (i) below), any Unrestricted Group Member or any Specified Division (collectively, the "Limited Group Members") that, in each case (except in
                         ---------------------
     the case of Fox Sports Net), is (or includes as one of its operations) an RSN (including, without limitation, Investments used to fund acquisitions, Capital Expenditures, working capital needs or any other expenditures made by any Limited Group Member), so long as (i) after giving effect to such Investment and the financing thereof, no Event of Default (including pursuant to Section 6.1 on a pro forma basis) shall have occurred and be
                                  --- -----
     continuing, (ii) except in the case of Fox Sports Net, such Investments are applied to the relevant RSN and (iii) the aggregate amount of the Investments made in any single Limited Group Member (or in any single RSN owned or operated by one or more Limited Group Member) shall not exceed $35,000,000 (or, in the case of Fox Sports Net, $100,000,000) during the term of this Agreement;

          (h) Investments in any professional sports team with which any Restricted Group Control Member has a programming contract with a term of at least two years from the date such Investment is first made in an aggregate amount (valued at cost) not to exceed $35,000,000 during the term of this Agreement at any one time outstanding, so long as after giving effect to such Investment and the financing thereof, no Event of Default (including, without limitation, pursuant to Section 6.1 on a pro forma basis) shall have occurred
                                  --- -----
     and be continuing;

          (i) Investments in RPP made on or after January 1, 1998 to the extent necessary to finance the Borrower's share of any payment required to be made to ITT Corporation to finance the repurchase of ITT Corporation's remaining interest in Madison Square Garden, L.P., in an aggregate amount not to exceed $76,000,000 during the term of this Agreement, of which no more than $38,000,000 may be expended in 1998, so long as after giving effect to each such Investment and any financing thereof, no Event of Default (including, without limitation, pursuant to Section 6.1 on a pro
                                                                          ---
     forma basis) shall have occurred and be continuing;
     -----

          (j) Investments acquired for consideration consisting solely of Capital Stock of Fox/Liberty or the Borrower, so long as, after giving effect to the issuance of such Capital Stock and the making of such Investment, no Event of Default (including, without limitation, pursuant to
     Section 6.1 on a pro forma basis or Section 7(l)) shall have occurred and
                      --- -----
     be continuing;

          (k)  the consummation of the Rainbow Transaction; and

          (l) Investments in Interest Rate Protection Agreements so long as such Investments are not entered into for speculative purposes.

          6.8  Limitation on Payments and Modifications of Certain Debt
               --------------------------------------------------------
Instruments; Certain Matters Relating to Rainbow Entities.  (a)  (i)  Make or
---------------------------------------------------------
offer to make any payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds with respect to the principal of the Fox/Liberty Notes, the Additional Fox/Liberty Debt or any Subordinated Indebtedness, (ii) exercise any option to pay interest on the Senior Discount Notes in the form of cash, (iii) prepay all or a portion of the principal of the Turner Note unless after giving effect thereto, no Event of Default has occurred and is continuing or (iv) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of either Fox/Liberty Note Indenture, the Additional Fox/Liberty Debt, the Turner Note or any Subordinated Indebtedness (other than any such amendment, modification, waiver or other change which (x) would extend the maturity or reduce the amount of any payment of principal thereof, would reduce the rate or extend the date for payment of interest thereon or would make any other change that, individually and in the aggregate, would not be adverse to the interests of the Lenders, Fox/Liberty or any of its Subsidiaries and (y) does not involve the payment of a consent fee).

          (b) (i) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Rainbow Documents in any respect that is materially adverse to the interests of the Borrower Group Members or the Lenders or (ii) Dispose of, or create, incur, assume or suffer to exist any Lien upon (other than pursuant to restrictions on transfer and put/call rights contained in the Rainbow Documents as in effect on the Closing Date), any Capital Stock of any Rainbow Entity held by any Fox/Liberty Group Member.

          6.9  Limitation on Transactions with Affiliates.  Enter into any
               ------------------------------------------
transaction, including, without limitation, any purchase, Disposition, lease or exchange of Property, the rendering of any service or the payment of management, consulting, advisory or other fees, with any Affiliate unless such transaction is (a) not prohibited by this Agreement and (b) upon fair and reasonable terms no less favorable to the relevant Fox/Liberty Group Member than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate. Notwithstanding the foregoing, (a) the restrictions set forth in this Section shall not apply to (i) transactions or other arrangements between or among Restricted Group Members that are Loan Parties, (ii) Investments made in accordance with Section 6.7(d), 6.7(g) or 6.7(i) and (iii) Restricted Payments made by Restricted Group Members in accordance with Section 6.6, (b) all transactions and arrangements engaged in by the Fox/Liberty Group Members with Affiliates of the Borrower after the date hereof which are substantially on the same terms and conditions as transactions engaged in prior to the date hereof and described on Schedule 6.9 shall be deemed to be on fair and reasonable terms no less favorable than those which might be obtained from Persons who are not Affiliates and (c) the Borrower may pay management fees to the Parents and their respective Affiliates in an aggregate amount not to exceed $500,000 in any fiscal year of the Borrower.

          6.10  Limitation on Changes in Fiscal Periods.  Permit the fiscal year
                ---------------------------------------
of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

          6.11  Limitation on Negative Pledge Clauses.  Enter into or suffer to
                -------------------------------------
exist or become effective any agreement which prohibits or limits the ability of any Fox/Liberty Group Member to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement, the other Loan Documents, the Fox/Liberty Note Indentures and the documents governing any Additional Fox/Liberty Debt (so long as the relevant provisions are no more restrictive than those contained in the Fox/Liberty Note Indentures), (b) any agreements governing any purchase money Liens, Capital Lease Obligations or operating leases otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby or, in the case of operating leases, assets affixed to the leased Property in the ordinary course of business), and (c) the organizational agreements of any Joint Venture.

          6.12  Limitation on Restrictions on Distributions.  Enter into or
                -------------------------------------------
suffer to exist or become effective any consensual encumbrance or restriction (except pursuant to applicable law) on the ability of any Borrower Group Member to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Borrower Group Member held by, or pay any Indebtedness owed to, any other Borrower Group Member, (b) make loans or advances to any other Borrower Group Member or (c) transfer any of its assets to any other Borrower Group Member, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, the Fox/Liberty Note Indentures or any other agreements in effect on the date hereof and described on Schedule 6.12, (ii) any restrictions existing under the documents governing any Additional Fox/Liberty Debt (so long as the relevant provisions are no more restrictive than those contained in the Fox/Liberty Note Indentures), (iii) any restrictions with respect to a Borrower Group Member imposed pursuant to an agreement which has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Borrower Group Member, (iv) any restrictions existing under any agreement that amends, refinances or replaces any agreement containing the restrictions referred to in clause (i), (ii) or (iii) above, provided that the terms and
                                                --------
conditions of any such agreement are no less favorable to the Lenders than those under the agreement so amended, refinanced or replaced, and (v) restrictions existing under the organizational agreements of any Joint Venture.

          6.13  Limitation on Lines of Business.  Enter into any business,
                -------------------------------
either directly or through any other Fox/Liberty Group Member, except for those businesses in which the Fox/Liberty Group Members are engaged on the date of this Agreement or which are reasonably related thereto.

          6.14  Unrestricted Group Members; Specified Divisions, Specified Non-
                --------------------------------------------------------------
Wholly Owned Persons; Fox Sports RPP.  (a)  Permit or suffer to occur or exist
------------------------------------
any event or circumstance whereby (i) any creditor of any Unrestricted Group Member shall have any claim (whether pursuant to a Guarantee Obligation or otherwise) against any Restricted Group Member in respect of any Indebtedness or other obligation of such Unrestricted Group Member; (ii) any Restricted Group Member shall become a general partner of any Unrestricted Group Member; (iii) any Restricted Group Member shall make or agree to make any payment to a creditor of an Unrestricted Group Member (provided that any Restricted Group Member may make such payments on behalf of any Unrestricted Group Member so long as (x) such Restricted Group Member is not contractually obligated to do so and
(y) reimbursement for such payments is sought by such Restricted Group Member from such Unrestricted Group Member); (iv) any Unrestricted Group Member shall own any Capital Stock of, or own or hold any Lien on any Property of, any Restricted Group Member; (v) any money or other Property of any Unrestricted Group Member shall be commingled with any money or other Property of any Restricted Group Member, provided that cash generated by Unrestricted Group
                         --------
Members may be deposited in accounts maintained by Restricted Group Members so long as the amounts so deposited are recorded on the books and records of the relevant Borrower Group Members; (vi) any action shall be taken, or the affairs of the Restricted Group Members and the Unrestricted Group Members shall be conducted in a manner, which could reasonably be expected to result in the separate organizational existence of each Restricted Group Member and each Unrestricted Group Member being ignored; (vii) any action shall be taken, or the affairs of Fox/Liberty and the Restricted Group Members shall be conducted in a manner, which could reasonably be expected to result in the separate organizational existence of Fox/Liberty and each Restricted Group Member being ignored; or (viii) any action shall be taken, or the affairs of FLN and the Restricted Group Members shall be conducted in a manner, which could reasonably be expected to result in the separate organizational existence of FLN and each Restricted Group Member being ignored.

          (b) Permit or suffer to occur or exist any event or circumstance whereby (i) any money or other Property of any Specified Division shall be commingled with any money or other Property of the other businesses or operations of the Restricted Group Member that holds such Specified Division, provided that cash generated by Specified Divisions may be deposited in accounts
--------
maintained by Restricted Group Members so long as the amounts so deposited are recorded on the books and records of the relevant Borrower Group Members or (ii) the business and operations of any Specified Division cease to be distinct from the other businesses or operations of the Restricted Group Member that holds such Specified Division.

          (c) Hold the Capital Stock of any Specified Non-Wholly Owned Person other than exclusively through one or more Shell Companies, it being further agreed that (i) in the event that any interest in a Specified Non-Wholly Owned Person is held through one Shell Company, such Shell Company shall be a Wholly Owned Subsidiary of the Borrower, (ii) in the event that any interest in a Specified Non-Wholly Owned Person is held through more than one Shell Company, the ultimate parent Shell Company shall be a Wholly Owned Subsidiary of the Borrower and (iii) the immediate parent of any Shell Company referred to in clause (i) above and of any ultimate parent Shell Company referred to in clause
(ii) above shall be either the Borrower or another Loan Party that is not a Shell Company but is a Wholly Owned Subsidiary of the Borrower.

          (d) In the case of Fox Sports RPP, notwithstanding anything to the contrary in this Agreement or any other Loan Document, Fox Sports RPP shall not, directly or indirectly, hold or operate any Investments, Property or businesses other than those relating to RPP.

          6.15  Limitation on Activities of Fox/Liberty, FLN and Shell
                ------------------------------------------------------
Companies. In the case of Fox/Liberty, FLN and each Shell Company, notwithstanding anything to the contrary in this Agreement or any other Loan Document, Fox/Liberty shall not, Fox/Liberty shall not permit FLN to and the Borrower shall not permit any Shell Company to, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than (i) in the case of Fox/Liberty, those incidental to its ownership of the Capital Stock of the Borrower and FLN or incidental to the servicing of its Indebtedness referred to in clause (b) below and (ii) in the case of a Shell Company, those incidental to its ownership of the Capital Stock of the relevant Specified Non-Wholly Owned Person and the performance of its obligations under any Loan Document to which it is a party,
(b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) obligations under the Loan Documents to which it is a party and (iii) in the case of Fox/Liberty and FLN, obligations under the Fox/Liberty Note Indentures, the Fox/Liberty Notes and the Additional Fox/Liberty Debt, or (c) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received by Fox/Liberty in connection with dividends made by the Borrower in accordance with Section 6.6 pending prompt application in the manner contemplated by said Section) and cash equivalents) other than (i) in the case of Fox/Liberty, the ownership of shares of Capital Stock of the Borrower and FLN and (ii) in the case of a Shell Company, the ownership of the Capital Stock of the relevant Specified Non-Wholly Owned Person.

                         SECTION 7.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) (i) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or (ii) the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.4(a) (with respect to the Borrower only), Section 5.7(a) or Section 6; or

          (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice from the Administrative Agent or the Required Lenders; or

          (e) any Fox/Liberty Restricted Group Member shall (i) default in making any payment of any principal of, premium or interest on or any other amount payable in respect of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) and such failure to make such payment shall continue beyond the applicable period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or

     (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause
     (i) or (ii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) and (ii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or

          (f) (i) any Fox/Liberty Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Fox/Liberty Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Fox/Liberty Group Member any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Fox/Liberty Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Fox/Liberty Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Fox/Liberty Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) At any time any Fox/Liberty Restricted Group Member shall be required to take any actions in respect of environmental remediation and/or environmental compliance, the aggregate expenses, fines, penalties or other charges with respect to which could reasonably be expected to exceed $10,000,000; provided, that any such remediation or compliance shall not be
                  --------
     taken into consideration for the purposes of determining whether an Event of Default has occurred pursuant to this paragraph (g) if (i) such remediation or compliance is being contested by the applicable Fox/Liberty Restricted Group Member in good faith by appropriate proceedings or (ii) such remediation or compliance is satisfactorily completed within 90 days from the date on which the applicable Fox/Liberty Restricted Group Member receives notice that such remediation or compliance is required, unless such remediation or compliance cannot reasonably be completed within such 90 day period in which case such time period shall be extended for a period of time reasonably necessary to perform such compliance or remediation using diligent efforts (not to exceed 180 days if the continuance of such remediation or compliance beyond such 180 day period could reasonably be expected to have a Material Adverse Effect); or

          (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 306 of ERISA or Section 3975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (i) Any license, franchise, permit, right or approval held by any Fox/Liberty Restricted Group Member shall be terminated (other than by scheduled expiration of the term thereof), suspended or revoked, or shall not be renewed (prior to, where applicable, the beginning of the next season to be covered thereby), or the rights of any Fox/Liberty Restricted Group Member in respect thereof shall be impaired, and such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (j) One or more judgments or decrees shall be entered against any Fox/Liberty Restricted Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (k) (i) The Guarantee Agreement or the Pledge Agreement shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert; (ii) any Lien created by the Pledge Agreement shall cease to be enforceable and of the same effect and priority purported to be created thereby; or (iii) any Capital Stock of Fox/Liberty held by any member of the News Corp. Group or the TCI Group shall become subject to a Lien securing Indebtedness; or

          (l) (i) The News Corp. Group and the TCI Group shall cease to each maintain a 30% voting interest and a 30% economic interest (in each case determined on a fully diluted basis) in the Borrower unless the News Corp.
                                                          ------
     Group shall maintain a 40% voting interest and a 40% economic interest (in each case determined on a fully diluted basis) in the Borrower (provided that any dilution of the aforementioned percentages, to the extent resulting solely and directly from the consummation of an Initial Public Offering, shall be disregarded for the purposes of this clause (i)); (ii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding any member of the News Corp. Group, shall become, or shall obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of a voting interest or an economic interest that, on a percentage basis, is equal to or greater than the percentage voting interest or economic interest, respectively, then held by the News Corp. Group (provided that the TCI Group may hold a voting interest and an economic interest in the Borrower that is equal to (but not greater than) that held by the News Corp. Group); (iii) the News Corp. Group shall cease to at least maintain the management rights it currently possesses (or the substantial equivalent thereof) pursuant to the terms of the LLC Agreement;
     (iv) the Borrower shall cease to own, directly or indirectly, at least that percentage of each class of outstanding Capital Stock of each Rainbow Entity that the Borrower holds directly or indirectly on the Closing Date after giving effect to the Rainbow Transaction, in each case free and clear of all Liens (except Liens created by the Pledge Agreement and transfer restrictions and put/call rights created by the Rainbow Documents), provided, that such percentage may be diluted by any public offering
     --------
     of such Capital Stock; or (v) a Specified Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Revolving Credit Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                             SECTION 8.  THE AGENTS

          8.1  Appointment.  Each Lender hereby irrevocably designates and
               -----------
appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          8.2  Delegation of Duties.  The Administrative Agent may execute any
               --------------------
of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          8.3  Exculpatory Provisions.  Neither any Agent nor any of their
               ----------------------
respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          8.4  Reliance by Administrative Agent.  The Administrative Agent shall
               --------------------------------
be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          8.5  Notice of Default.  The Administrative Agent shall not be deemed
               -----------------
to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent
                         --------
shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          8.6  Non-Reliance on Agents and Other Lenders.  Each Lender expressly
               ----------------------------------------
acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          8.7  Indemnification.  The Lenders agree to indemnify each Agent in
               ---------------
its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentages in effect on the date on which indemnification is sought under this Section 8.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of
                      --------
any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section 8.7 shall survive the payment of the Loans and all other amounts payable hereunder.

          8.8  Agent in Its Individual Capacity.  Each Agent and its affiliates
               --------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party or any affiliate of any Loan Party as though such Agent was not an Agent. With respect to its Loans made or maintained by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

          8.9  Successor Administrative Agent.  The Administrative Agent may
               ------------------------------
resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans.

After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          8.10  Documentation Agent and Syndication Agent.  Neither the
                -----------------------------------------
Documentation Agent nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

                           SECTION 9.  MISCELLANEOUS

          9.1  Amendments and Waivers.  Neither this Agreement, any other Loan
               ----------------------
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders and each Loan Party party to the relevant Loan Documents may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment,
              --------  -------
supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any installment in respect of the Term Loan Facility or the Revolving Credit Facility, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section 9.1 or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral or release all or substantially all of the Restricted Group Subsidiaries from their obligations under the Guarantee Agreement, in each case without the written consent of all Lenders; (iii) reduce any percentage specified or referred to in the definition of Majority Facility Lenders or Required Prepayment Lenders without the written consent of all Lenders under each affected Facility; or (iv) amend, modify or waive any provision of Section 8 without the written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          9.2  Notices.  All notices, requests and demands to or upon the
               -------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

     The Borrower:            Fox Sports Net, LLC
                              fX Networks, LLC
                              Fox Sports RPP Holdings, LLC
                              1440 S. Sepulveda Blvd.
                              Los Angeles, California 90025
                              Attention:  Jeff Shell
                              Facsimile:  310-445-4335

     with copies to:          Fox Television
                              10201 West Pico Boulevard
                              Los Angeles, California 90035
                              Attention:  Jay Itzkowitz
                              Facsimile:  310-369-2572

                              The News Corporation Limited
                              1211 Avenue of the Americas
                              New York, New York 10036
                              Attention:  Arthur M. Siskind, Esq.
                              Facsimile:  212-768-2029

    The Administrative Agent: The Chase Manhattan Bank Loan
                              and Agency Services Group
                              One Chase Manhattan Plaza
                              New York, New York  10081
                              Attention:
                              Facsimile:

               with a copy to:  The Chase Manhattan Bank
                              270 Park Avenue
                              New York, New York 10017
                              Attention:
                              Facsimile:

provided that any notice, request or demand to or upon the Administrative Agent
--------
or the Lenders shall not be effective until received.

          9.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
               ------------------------------
delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.4  Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          9.5  Payment of Expenses and Taxes.  The Borrower agrees (a) to pay or
               -----------------------------
reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel (which shall include only one counsel together with one additional intellectual property counsel) for the Administrative Agent and the Lenders, collectively with respect thereto, and, in the event any Lender elects to pursue its remedies under this Agreement for nonpayment of any amount due and payable hereunder in a proceeding separate from that of the other Lenders, shall include one additional counsel for such Lender if such Lender is advised by its counsel that its interests are reasonably likely to be contrary to those of the other Lenders generally), (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay caused by any Fox/Liberty Group Member in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable expenses or reasonable disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents or the arrangement and syndication of the credit facilities created hereby, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Fox/Liberty Group Member or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no
                                --------
obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnitee. Upon payment hereunder to any indemnitee, the Borrower shall be subrogated to all rights of such indemnitee to seek reimbursement from any other Person. Notwithstanding the foregoing, in the event of any litigation or proceeding between or among Lenders, the Borrower shall not be obligated for any indemnified liabilities except to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the participation or contribution of the Fox/Liberty Group Members, their affiliates, officers, directors, employees, agents or advisors, and then only to the extent of their participation or contribution, provided, that the
                                                   ---------
limitation set forth in this sentence shall not apply to indemnified liabilities incurred by the Administrative Agent and its officers, directors, employees, affiliates, agents and controlling persons. The agreements in this Section 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.

          9.6  Successors and Assigns; Participations and Assignments.  (a)
               ------------------------------------------------------
This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests
                                         -----------
in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided
                                                                      --------
that no such sale of a participation to a Participant (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $10,000,000 (other than in the case of a transfer of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due and payable, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such
           --------
Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.17, such Participant shall have
        --------
complied with the requirements of said Section and provided, further, that no
                                                   --------  -------
Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c)  Any Lender (an "Assignor") may, in accordance with applicable
                               --------
law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or
                                                            --------
any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee and such Assignor (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee
                           --------
(other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $10,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as between the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such

Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

          (d) The Administrative Agent shall maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the
               --------
Lenders and the Commitments of, and the principal amount of the Loans owing to, each Lender from time to time and the registered owners of the Notes evidencing the Loans. Notes and the Loans evidenced thereby may be assigned or otherwise transferred in whole or in part only in accordance with this Agreement and only by registration of such assignment or transfer on the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of such Loans and the Notes evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Notes evidencing such Loans, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee and the old Note shall be returned by the Agent to the Borrower marked "cancelled". The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. Any assignment of any Loan or other obligation hereunder and any Note evidencing such Loan shall be effective only upon appropriate entries with respect thereto being made in the Register.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $4,000 (payable by either the Assignor or the Assignee), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

          (f) Subject to Section 9.15, the Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any
                                                  ----------
prospective Transferee any and all financial information concerning the Loan Parties and their respective affiliates which has been delivered to such Lender by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by or on behalf any Loan Party in connection with such Lender's credit evaluation of the Loan Parties and their respective affiliates.

          (g) Notwithstanding anything to the contrary in this Section 9.6, any Lender may at any time pledge or assign a security interest in its rights under this Agreement to a Federal Reserve Bank, and this Section 9.6 shall not apply to any such pledge or assignment of a security interest; provided that no such
                                                         --------
pledge (whether or not foreclosed upon) or assignment of a security interest shall release a Lender from any of its obligations under this Agreement or substitute any such pledgee or assignee for such Lender as a party thereto. In order to facilitate any such pledge or assignment, the Borrower agrees, upon request of any Lender, to execute and deliver a promissory note substantially in the form of Exhibit G.

          9.7  Adjustments; Set-off.  (a)  Except to the extent that this
               --------------------
Agreement provides for payments to be allocated to the Lenders under a particular Facility, if any Lender (a "Benefitted
                                       ----------

Lender") shall at any time receive any payment of all or part of its Loans, or
------
interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits
--------  -------
is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not
                     --------
affect the validity of such setoff and application.

          9.8  Counterparts.  This Agreement may be executed by one or more of
               ------------
the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          9.9  Severability.  Any provision of this Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.10  Integration.  This Agreement and the other Loan Documents
                -----------
represent the agreement of Fox/Liberty, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Loan Party, the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          9.11  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
                -------------
THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES.

          9.12  Submission To Jurisdiction; Waivers.  The Borrower hereby
                -----------------------------------
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.12 any special, exemplary, punitive or consequential damages.

          9.13  Acknowledgements.  The Borrower hereby acknowledges that:
                ----------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          9.14  WAIVERS OF JURY TRIAL.  THE BORROWER, THE ADMINISTRATIVE AGENT
                ---------------------
AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          9.15  Confidentiality.  Each of the Administrative Agent and each
                ---------------
Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall
                 --------
prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender on a confidential basis, (b) to any Transferee or prospective Transferee which agrees to comply with the provisions of this Section 9.15, (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of such Lender or its affiliates on a confidential basis,
(d) upon the request or demand of any Governmental Authority having jurisdiction over the Administrative Agent or such Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law (with notice thereof to the Borrower as promptly as practicable to the extent permissible in accordance therewith), (f) if required to do so in connection with any litigation or similar proceeding (with notice thereof to the Borrower as promptly as practicable to the extent permissible in accordance therewith), (g) which has been publicly disclosed other than in breach of this Section 9.15, or (h) in connection with the exercise of any remedy hereunder or under any other Loan Document. Each of the Administrative Agent and each Lender agrees that all forecasted financial information provided by any Loan Party in connection with this Agreement shall be deemed to be confidential information for the purposes of this Section 9.15.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                              FOX SPORTS NET, LLC

                              By:____________________________________
                                Name:
                                Title:


                              FX NETWORKS, LLC

                              By:____________________________________
                                Name:
                                Title:


                              FOX SPORTS RPP HOLDINGS, LLC

                              By:____________________________________
                                Name:
                                Title:


                              FOX/LIBERTY NETWORKS, LLC

                              By:____________________________________
                                 Name:
                                 Title:

                              THE CHASE MANHATTAN BANK, as
                              Administrative Agent


                              By:__________________________________________
                                 Name:
                                 Title:


                              CHASE SECURITIES INC., as Syndication Agent

                              By:__________________________________________
                                 Name:
                                 Title:


                              TD SECURITIES (USA) INC., as Documentation Agent

                              By:__________________________________________
                                 Name:
                                 Title:

                                                                     EXHIBIT A-1
                          FORM OF GUARANTEE AGREEMENT


          GUARANTEE, dated as of December 15, 1997, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Guarantors"), in favor of THE CHASE MANHATTAN
                                ----------
BANK, as administrative agent (in such capacity, the "Administrative Agent") for
                                                      --------------------
the several banks and other financial institutions or entities (the "Lenders")
                                                                     -------
from time to time parties to the $800,000,000 Credit Agreement, dated as of December 15, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among FOX SPORTS NET, LLC ("Fox/Liberty Sports"),
           ----------------                                ------------------
FX NETWORKS, LLC ("Fox/Liberty FX"), FOX SPORTS RPP HOLDINGS, LLC ("Fox Sports
                   --------------                                   ----------
RPP"; together with Fox/Liberty Sports and Fox/Liberty FX, the "Borrower"),
---                                                             --------
FOX/LIBERTY NETWORKS, LLC ("Fox/Liberty"), the Lenders, the Documentation Agent
                            -----------
and Syndication Agent named therein and the Administrative Agent.


                              W I T N E S S E T H:
                              -------------------


          WHEREAS, pursuant to the Credit Agreement, dated as of September 12, 1997 (the "Existing Credit Agreement"), among Fox/Liberty, Fox/Liberty Sports,
           -------------------------
Fox/Liberty FX, certain Subsidiaries of Fox/Liberty Sports, certain of the Lenders, TD Securities (USA) Inc., as documentation agent, and The Chase Manhattan Bank, as administrative agent, such Lenders agreed to extend credit to Fox/Liberty Sports and Fox/Liberty FX;

          WHEREAS, Fox/Liberty, Fox/Liberty Sports and Fox/Liberty FX have requested that the Existing Credit Agreement be amended and restated in the form of the Credit Agreement;

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

          WHEREAS, Fox/Liberty is the parent of the Borrower, each other Guarantor is a Subsidiary of the Borrower, and it is to the advantage of the Guarantors that the Lenders make the Loans to the Borrower;

          WHEREAS, the proceeds of the Loans under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;

          WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the Loans under the Credit Agreement;

          WHEREAS, pursuant to Section 6.1 of the Existing Credit Agreement, Fox/Liberty and certain Subsidiaries of Fox/Liberty Sports have guaranteed (the "Existing Guarantee") the obligations of Fox/Liberty Sports and Fox/Liberty FX
 ------------------
under the Existing Credit Agreement;

          WHEREAS, Fox/Liberty and the Borrower have requested that the Existing Guarantee be amended and restated as hereinafter provided;

          WHEREAS, it is the intent of the parties hereto that this Guarantee not constitute a novation of the obligations and liabilities existing under the Existing Guarantee or evidence repayment of all or any of such obligations and liabilities and that this Guarantee amend and restate in its entirety the Existing Guarantee and re-evidence the existing obligations of the Guarantors outstanding thereunder;

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower thereunder, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

          1.  Defined Terms.  (a)  Unless otherwise defined herein, terms
              -------------
defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          (b)  As used herein, (i) "Obligations" means the collective reference
                                    -----------
to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any interest rate hedge agreement, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Guarantee, any other Loan Document, any interest rate hedge agreement entered into with any Lender (or any affiliate of any Lender) with respect to the obligations under the Credit Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or any other Loan Document); and (ii) "Subsidiary Guarantor" means each Guarantor other than
                          --------------------
Fox/Liberty.

          (c) The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2.  Guarantee.  (a)  Each of the Guarantors hereby, jointly and
              ---------
severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and permitted assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

          (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 4).

          (c) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

          (d) This Guarantee shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations.

          (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full and the Commitments are terminated.

          (f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Guarantee for such purpose; provided that failure to make such notification shall in no way limit
         --------
the effect of such payment on the liability of such Guarantor hereunder.

          3.  Right of Set-off.  Each Guarantor hereby irrevocably authorizes
              ----------------
the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement or any other Loan Document, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give
                                              --------
such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

          4.  Right of Contribution.  Each Subsidiary Guarantor hereby agrees
              ---------------------
that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 5. The provisions of this
Section 4 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

          5.  No Subrogation.  Notwithstanding any payment made by any Guarantor
              --------------
hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

          6.  Amendments, etc. with respect to the Obligations.  Each Guarantor
              ------------------------------------------------
shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto.

          7.  Guarantee Absolute and Unconditional.  Each Guarantor waives any
              ------------------------------------
and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          8.  Reinstatement.  This Guarantee shall continue to be effective, or
              -------------
be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          9.  Payments.  Each Guarantor hereby guarantees that payments
              --------
hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.

          10.  Authority of Administrative Agent.  Each Guarantor acknowledges
               ---------------------------------
that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the

Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority or subject to any liability to any Lender by virtue of its following any instructions of, or responding to any demand by, the Administrative Agent.

          11.  Notices.  All notices, requests and demands to or upon the
               -------
Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 9.2 of the Credit Agreement; provided that any such
                                                     --------
notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.
                                             ----------

          12.  Enforcement Expenses; Indemnification.  (a)  Each Guarantor
               -------------------------------------
agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guarantee to the extent the Borrower would be required to do so pursuant to Section 9.5 of the Credit Agreement.

          (b) The agreements in this Section 12 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

          13.  Counterparts.  This Guarantee may be executed by one or more of
               ------------
the parties to this Guarantee on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          14.  Severability.  Any provision of this Guarantee which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          15.  Integration.  This Guarantee represents the agreement of the
               -----------
Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Loan Party, the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

          16.  Amendments in Writing.  None of the terms or provisions of this
               ---------------------
Guarantee may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.1 of the Credit Agreement.

          17.  No Waiver by Course of Conduct; Cumulative Remedies.  Neither the
               ---------------------------------------------------
Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 16 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          18.  Section Headings.  The Section headings used in this Guarantee
               ----------------
are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          19.  Successors and Assigns.  This Guarantee shall be binding upon the
               ----------------------
successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and permitted assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or
--------
obligations under this Guarantee without the prior written consent of the Administrative Agent.

          20.  GOVERNING LAW.  THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF
               -------------
THE PARTIES UNDER THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES.

          21.  Submission To Jurisdiction; Waivers.  Each Guarantor hereby
               -----------------------------------
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to Section 11 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          22.  Acknowledgements.  Each Guarantor hereby acknowledges that:
               ----------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Loan Documents to which it is a party;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

          23.  WAIVERS OF JURY TRIAL.  EACH GUARANTOR HEREBY IRREVOCABLY AND
               ---------------------
UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          24.  Additional Guarantors.  Each Subsidiary of the Borrower that is
               ---------------------
required to become a party to this Guarantee pursuant to Section 5.9 of the Credit Agreement shall become a Guarantor for all purposes of this Guarantee upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

          25.  Releases.  At the request and sole expense of the Borrower, a
               --------
Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

                              FOX/LIBERTY NETWORKS, LLC


                              By____________________________________
                              Title_________________________________

                              LIBERTY/FOX SOUTHEAST LLC


                              By____________________________________
                              Title ________________________________


                              LIBERTY/FOX SUNSHINE LLC


                              By____________________________________
                              Title ________________________________


                              LIBERTY/FOX UTAH LLC


                              By____________________________________
                              Title ________________________________


                              PROFESSIONAL SPORTS SERVICES, LLC


                              By ___________________________________
                              Title ________________________________


                              PRIME NETWORK LLC


                              By ____________________________________
                              Title _________________________________



                              LIBERTY/FOX WEST, LLC


                              By ____________________________________
                              Title _________________________________

                              PRIME TICKET NETWORKS, L.P.


                              By ____________________________________
                              Title _________________________________


                              PRIME SPORTS NORTHWEST NETWORK


                              By ____________________________________
                              Title _________________________________


                              LIBERTY/FOX ARC L.P.


                              By ____________________________________
                              Title _________________________________


                              FOX/LIBERTY BAY AREA, LLC


                              By ____________________________________
                              Title _________________________________


                              FOX/LIBERTY CHICAGO, LLC


                              By ____________________________________
                              Title _________________________________


                              LIBERTY/FOX KBL L.P.


                              By ____________________________________
                              Title _________________________________


                              LIBERTY/FOX NORTHWEST L.P.


                              By ____________________________________
                              Title _________________________________

                              AFFILIATED REGIONAL COMMUNICATIONS, LTD.


                              By ____________________________________
                              Title _________________________________


                              ARC HOLDING, LTD.


                              By ____________________________________
                              Title _________________________________


                              FOX/LIBERTY NETWORK SALES, INC.


                              By ____________________________________
                              Title _________________________________


                              LIBERTY SPORTSOUTH, INC.


                              By ____________________________________
                              Title _________________________________


                              LMC SOUTHEAST SPORTS, INC.


                              By ____________________________________
                              Title _________________________________


                              LMC SUNSHINE, INC.


                              By ____________________________________
                              Title _________________________________


                              SPORTS HOLDING, INC.


                              By ____________________________________
                              Title _________________________________

                                                                     EXHIBIT A-2



                            FORM OF PLEDGE AGREEMENT


          PLEDGE AGREEMENT, dated as of December 15, 1997, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Pledgors"), in favor of THE CHASE MANHATTAN
                                --------
BANK, as administrative agent (in such capacity, the "Administrative Agent") for
                                                      --------------------
the several banks and other financial institutions or entities (the "Lenders")
                                                                     -------
from time to time parties to the $800,000,000 Credit Agreement, dated as of December 15, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among FOX SPORTS NET, LLC ("Fox/Liberty Sports"),
           ----------------                                ------------------
FX NETWORKS, LLC ("Fox/Liberty FX"), FOX SPORTS RPP HOLDINGS, LLC ("Fox Sports
                   --------------                                   ----------
RPP"; together with Fox/Liberty Sports and Fox/Liberty FX, the "Borrower"),
---                                                             --------
FOX/LIBERTY NETWORKS, LLC ("Fox/Liberty"), the Documentation Agent and
                            -----------
Syndication Agent named therein and the Administrative Agent.


                              W I T N E S S E T H:
                              -------------------


          WHEREAS, pursuant to the Credit Agreement, dated as of September 12, 1997 (the "Existing Credit Agreement"), among Fox/Liberty, Fox/Liberty Sports,
           -------------------------
Fox/Liberty FX, certain Subsidiaries of Fox/Liberty Sports, certain of the Lenders, TD Securities (USA) Inc., as documentation agent, and The Chase Manhattan Bank, as administrative agent, such Lenders agreed to extend credit to Fox/Liberty Sports and Fox/Liberty FX;

          WHEREAS, Fox/Liberty, Fox/Liberty Sports and Fox/Liberty FX have requested that the Existing Credit Agreement be amended and restated in the form of the Credit Agreement;

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Pledgors hold equity interests in the Issuers (as hereinafter defined);

          WHEREAS, Fox/Liberty is the parent of the Borrower and each other Pledgor is a Subsidiary or Affiliate of the Borrower; and it is to the advantage of the Pledgors that the Lenders make the Loans to the Borrower;

          WHEREAS, the proceeds of the Loans under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the Pledgors in connection with the operation of their respective businesses;

          WHEREAS, the Borrower and the Pledgors are engaged in related businesses, and each Pledgor will derive substantial direct and indirect benefit from the making of the Loans under the Credit Agreement;

          WHEREAS, pursuant to Section 6.2 of the Existing Credit Agreement, Fox/Liberty and certain Subsidiaries of Fox/Liberty Sports have granted a first priority security interest in all of the Pledged Securities (as defined therein) (the "Existing Pledge Agreement") in which each has any right, title or
      -------------------------
interest, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the obligations under the Existing Credit Agreement;

          WHEREAS, Fox/Liberty and the Borrower have requested that the Existing Pledge Agreement be amended and restated as hereinafter provided;

          WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Pledge Agreement or evidence repayment of all or any of such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Pledge Agreement and re-evidence the existing obligations of the Pledgors outstanding thereunder; and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Pledgors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower thereunder, each Pledgor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

          1.  Defined Terms.  (a)  Unless otherwise defined herein, terms
              -------------
defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          (b) As used in this Agreement, the following terms shall have the following meanings:

          "Agreement": this Pledge Agreement, as the same may be amended,
           ---------
modified or otherwise supplemented from time to time.

          "Code":  the Uniform Commercial Code from time to time in effect in
           ----
the State of New York.

          "Collateral":  the Pledged Securities and all Proceeds thereof.
           ----------

          "Collateral Account":  any account established to hold money Proceeds,
           ------------------
maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 8(a).

          "Issuers":  Fox/Liberty Sports, Fox/Liberty FX and the Subsidiaries or
          --------
Affiliates of Fox/Liberty Sports or Fox/Liberty FX which have issued Pledged LLC Interests, Pledged Partnership Interests and/or Pledged Stock. The Issuers comprise those Persons identified in Schedule III hereto as said Schedule may be supplemented from time to time.

          "Obligations":  the collective reference to (a) in the case of each
           -----------
Pledgor, the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower

(including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or to any Lender (or, in the case of any interest rate hedge agreement, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, any other Loan Document, any interest rate hedge agreement entered into with any Lender (or any affiliate of any Lender) with respect to obligations under the Credit Agreement, or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or any other Loan Document); and (b) in the case of each Pledgor that is a Guarantor, in addition to the foregoing, all obligations and liabilities of such Pledgor to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Guarantee Agreement, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by such Pledgor pursuant to the terms of the Guarantee Agreement or any other Loan Document).

          "Pledged LLC Interests":  in each case, whether now existing or
           ---------------------
hereafter acquired, all of each Pledgor's right, title and interest in and to:

               (i) any Issuer that is a limited liability company, but not any of such Pledgor's obligations from time to time as a holder of interests in such Issuer (unless the Administrative Agent or its designee, on behalf of the Administrative Agent and the Lenders, shall elect to become a holder of interests in such Issuer in connection with its exercise of remedies pursuant to the terms hereof);

               (ii) any and all moneys due and to become due to such Pledgor now or in the future by way of a distribution made to such Pledgor in its capacity as a holder of interests in any such Issuer or otherwise in respect of such Pledgor's interest as a holder of interests in any such Issuer;

               (iii) any other property of such Issuer to which such Pledgor now or in the future may be entitled in respect of its interests in such Issuer by way of distribution, return of capital or otherwise;

               (iv) any other claim or right which such Pledgor now has or may in the future acquire in respect of its interests in such Issuer;

               (v)   the organizational documents of such Issuer;

               (vi) all certificates, options or rights of any nature whatsoever that may be issued or granted by any such Issuer to such Pledgor while this Agreement is in effect; and

               (vii) to the extent not otherwise included, all Proceeds of any or all of the foregoing.

          "Pledged Partnership Interests":  in each case, whether now existing
           -----------------------------
or hereafter acquired, all of each Pledgor's right, title and interest in and to:

               (i) any Issuer that is a partnership, but not any of such Pledgor's obligations from time to time as a general or limited partner, as the case may be, in such Issuer (unless the Administrative Agent or its designee, on behalf of the Administrative Agent and the Lenders, shall elect to become a general or limited partner, as the case may be, in such Issuer in connection with its exercise of remedies pursuant to the terms hereof);

               (ii) any and all moneys due and to become due to such Pledgor now or in the future by way of a distribution made to such Pledgor in its capacity as a general partner or limited partner, as the case may be, in such Issuer or otherwise in respect of such Pledgor's interest as a general partner or limited partner, as the case may be, in such Issuer;

               (iii) any other property of such Issuer to which such Pledgor now or in the future may be entitled in respect of its interests as a general partner or limited partner, as the case may be, in such Issuer by way of distribution, return of capital or otherwise;

               (iv) any other claim or right which such Pledgor now has or may in the future acquire in respect of its general or limited partnership interests in such Issuer;

               (v) the partnership agreement or other organizational documents of such Issuer;

               (vi) all certificates, options or rights of any nature whatsoever that may be issued or granted by such Issuer to such Pledgor while this Agreement is in effect; and

               (vii) to the extent not otherwise included, all Proceeds of any or all of the foregoing.

          "Pledged Securities":  the collective reference to the Pledged LLC
           ------------------
Interests, the Pledged Partnership Interests and the Pledged Stock, together with any Proceeds thereof.

          "Pledged Stock":  the shares of Capital Stock listed on Schedule I
           -------------                                          ----------
hereto, together with all Capital Stock, stock certificates, options or rights of any nature whatsoever that may be held by any Pledgor in any Issuer that is a corporation.

          "Proceeds":  all "proceeds" as such term is defined in Section 9-
           --------
306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions with respect thereto.

          "Securities Act":  the Securities Act of 1933, as amended.
           --------------

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2.  Pledge; Grant of Security Interest. Each Pledgor hereby delivers
              ----------------------------------
to theAdministrative Agent, for the ratable benefit of the Lenders, all the certificated Pledged Securities and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

          3.  Formalities.  (a)  Stock Powers.  Concurrently with the delivery
              -----------        ------------
to the Administrative Agent of each certificate representing one or more shares of Pledged Stock to the Administrative Agent, each Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by such Pledgor.

          (b)  Powers; Register of Partnership Pledge.  (i)  Concurrently with
               --------------------------------------
the delivery to the Administrative Agent of any certificate representing any Pledged Partnership Interests, each Pledgor shall, if requested by the Administrative Agent, deliver an undated power covering such certificate, duly executed in blank by such Pledgor; and

          (ii) concurrently with the execution of this Agreement, each Pledgor will send to each Issuer of Pledged Partnership Interests written instructions substantially in the form of Exhibit B hereto and shall cause such Issuer to, and such Issuer shall, deliver to the relevant Pledgor and to the Administrative Agent the Transaction Statement in the form of Exhibit A hereto confirming that such Issuer has registered the pledge effected by this Agreement on its books.

          (c)  Powers; Register of LLC Pledge.  (i)  Concurrently with the
               ------------------------------
delivery to the Administrative Agent of any certificate representing any Pledged LLC Interests, each Pledgor shall, if requested by the Administrative Agent, deliver an undated power covering such certificate, duly executed in blank by such Pledgor; and

          (ii) concurrently with the execution of this Agreement, each Pledgor will send to each Issuer of Pledged LLC Interests written instructions substantially in the form of Exhibit B hereto and shall cause such Issuer to, and such Issuer shall, deliver to the relevant Pledgor and to the Administrative Agent the Transaction Statement in the form of Exhibit A hereto confirming that such Issuer has registered the pledge effected by this Agreement on its books.

          4.  Representations and Warranties.  Each Pledgor represents and
              ------------------------------
warrants that:

          (a) Each Pledgor has the power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the security interest in the Collateral pursuant to, this Agreement and has taken all necessary action to authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to, this Agreement.

          (b) This Agreement constitutes a legal, valid and binding obligation of each Pledgor, enforceable in accordance with its terms, and upon delivery to the Administrative Agent of the stock certificates, powers, instructions and statements required by Section 3 hereof, the security interest created pursuant to this Agreement will constitute a valid, perfected first priority security interest in the Collateral, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase any Collateral from such Pledgor, except in each case as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (c) The execution, delivery and performance of this Agreement will not violate any provision of any law, rule or regulation or contractual obligation of any Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of any Pledgor pursuant to any law, rule or regulation or contractual obligation of such Pledgor, except the security interest created by this Agreement.

          (d) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority (other than filings under the Uniform Commercial Code) and no consent of any other Person (including, without limitation, any stockholder or creditor of any Pledgor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

          (e) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Pledgor, threatened by or against such Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

          (f) The shares of Pledged Stock pledged by each Pledgor constitute all the issued and outstanding shares of all classes of the Capital Stock in which such Pledgor has any right, title or interest of each Issuer that is a corporation.

          (g) The Pledged Partnership Interests pledged by each Pledgor constitute all the issued and outstanding partnership interests in which such Pledgor has any right, title or interest of each Issuer that is a partnership.

          (h) The Pledged LLC Interests pledged by each Pledgor constitute all the issued and outstanding equity interests in which such Pledgor has any right, title or interest of each Issuer that is a limited liability company.

          (i) All of the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

          (j) Schedule II accurately reflects each Pledgor's partnership interests in Issuers and interests in Issuers which are limited liability companies as of the date hereof.

          (k) Each Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities, free of any and all Liens or options in favor of, or claims of, any other Person, except (i) restrictions on transfer contained in any stockholders' agreement, operating agreement, partnership agreement or other organizational documents of any Issuer to which such Pledgor is a party, (ii) any purchase right granted to any party pursuant to any stockholders' agreement, operating agreement, partnership agreement or other organizational documents of any Loan Party or Issuer and (iii) the security interest created by this Agreement.

          (l) Schedule IV attached hereto sets forth with respect to each Pledgor each direct Subsidiary thereof that is not an Issuer, together with an explanation thereof.

          5.  Covenants.  Each Pledgor covenants and agrees with the
              ---------
Administrative Agent and the Lenders that, from and after the date of this Agreement so long as any Commitment remains in effect, any Loan shall be outstanding or any other Obligation is due and payable to any Lender or the Administrative Agent hereunder or under the Credit Agreement:

          (a) If any Pledgor shall, as a result of its ownership of the Pledged Securities become entitled to receive or shall receive any certificate or instrument (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares or units of the Pledged Stock, the Pledged Partnership Interests or the Pledged LLC Interests, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by such Pledgor to the Administrative Agent, if required, together with, if applicable, an undated stock or other power covering such certificate duly executed in blank by such Pledgor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. If a Payment Default (as defined below) shall have occurred and be continuing, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by any Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Pledgor, as additional collateral security for the Obligations. Each Pledgor agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in this Section 5(a).

          (b) Without the prior written consent of the Administrative Agent, no Pledgor will (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or partnership interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or partnership interests or other equity securities of any nature of any Issuer, except, in each case, to such Pledgor or as otherwise permitted by the Credit Agreement, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities (except as permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities, or any interest therein, except with respect to (x) restrictions on transfer contained in any stockholders' agreement, operating agreement, partnership agreement or other organizational documents of any Issuer to which such Pledgor is a party,
(y) any purchase right granted to any party pursuant to any stockholders' agreement, operating agreement, partnership agreement or other organizational documents of any Loan Party or Issuer, and (z) the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Pledgor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities (except any such agreement or undertaking entered into in connection with dispositions permitted by the Credit Agreement).

          (c) Each Pledgor shall maintain the security interest created by this Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever, except with respect to (i) restrictions on transfer contained in any stockholders' agreement, operating agreement, partnership agreement or other organizational documents of any Issuer to which such Pledgor is a party and (ii) any purchase right granted to any party pursuant to any stockholders' agreement, operating agreement, partnership agreement or other organizational documents of any Loan Party or Issuer. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable to any Pledgor under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

          (d) Each Pledgor shall pay, and save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

          6.  Cash Dividends; Voting Rights.  Unless a Payment Default shall
              -----------------------------
have occurred and be continuing and the Administrative Agent shall have given notice of its intent to exercise its corresponding rights pursuant to Section 7 below, each Pledgor shall be permitted to receive all dividends or other distributions in respect of the Pledged Stock and all distributions in respect of the Pledged Partnership Interests and the Pledged LLC Interests, in each case paid or distributed in accordance with the Credit Agreement, and to exercise all voting, corporate, partnership or other rights with respect to the Pledged Securities subject to Section 5(a) hereof; provided, however, that no vote shall
                                           --------  -------
be cast or corporate, partnership or other right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement or this Agreement.

          7.  Rights of the Lenders and the Administrative Agent.  (a)  All
              --------------------------------------------------
money Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent for the benefit of the Lenders in a Collateral Account. All Proceeds while held by the Administrative Agent in a Collateral Account (or by any Pledgor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 8(a).

          (b) At any time when any of the Obligations then due and owing (whether at stated maturity, by acceleration or otherwise) shall remain unpaid (a "Payment Default") and the Administrative Agent shall give notice of its
    ---------------
intent to exercise such rights to each Pledgor, (i) the Administrative Agent shall have the right to receive any and all cash dividends, distributions, principal, interest or other amounts paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) all Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate, partnership and other rights pertaining to the Pledged Securities at any meeting of shareholders or partners or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or other organizational structure of any Issuer, or upon the exercise by any Pledgor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          8.  Remedies.  (a)   If a Payment Default shall have occurred and be
              --------
continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of the Proceeds (whether or not held in a Collateral Account) in payment of the Obligations in such order as the Administrative Agent may elect.

          (b) If a Payment Default shall have occurred and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived or released. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to any Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of the Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Each Pledgor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent to collect such deficiency.

          9.  Registration Rights; Private Sales.  (a)  If the Administrative
              ----------------------------------
Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 8(b) hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, each Pledgor will cause each Issuer thereof (i) to execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Pledgor agrees to cause the Issuers to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

          (b) Each Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          (c) Each Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 9 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against each Pledgor, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Payment Default has occurred.

          10.  Irrevocable Authorization and Instruction to the Issuers.  Each
               --------------------------------------------------------
Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Administrative Agent in writing that (a) states that a Payment Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from any Pledgor, and each Pledgor agrees that each Issuer shall be fully protected in so complying.

          11.  No Subrogation.  Notwithstanding any payment or payments made by
               --------------
any Pledgor hereunder, or any setoff or application of funds of any Pledgor by any Lender, or the receipt of any amounts by the Administrative Agent or any Lender with respect to any of the Collateral, no Pledgor shall be entitled to be subrogated to any rights of the Administrative Agent or any Lender against the Borrower or against any other collateral security held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall any Pledgor seek any reimbursement from the Borrower in respect of payments made by such Pledgor in connection with this Agreement, or amounts realized by the Administrative Agent or any Lender in connection with the Collateral, until all amounts owing to the Administrative Agent and the Lenders on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Pledgor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Pledgor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Pledgor, and shall, forthwith upon receipt by such Pledgor, be turned over to the Administrative Agent in the exact form received by such Pledgor (duly endorsed by such Pledgor to the Administrative Agent, if required) to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

              12.  Amendments, etc. with respect to the Obligations; Waiver of
              ----------------------------------------------------------------
Rights.  (a)  Each Pledgor shall remain obligated hereunder, and the Collateral
------
shall remain subject to the security interests granted hereby, notwithstanding that, without any reservation of rights against any Pledgor, and without notice to or further assent by any Pledgor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of the Borrower or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Administrative Agent or any Lender, and the Credit Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Lenders may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto. Each Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Agreement; the Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement; and all dealings between the Borrower and the Pledgors, on the one hand, and the Administrative Agent and the Lenders, on the other, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Agreement. Each Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or such Pledgor with respect to the Obligations. When pursuing its rights and remedies hereunder against any Pledgor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve any Pledgor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Pledgor or the Collateral.

          (b) Anything herein to the contrary notwithstanding, the maximum amount which the Administrative Agent and the Lenders are permitted to realize hereunder from any Pledgor shall in no event exceed the amount which can be guaranteed by such Pledgor under applicable federal and state laws relating to the insolvency of debtors.

          13.  Administrative Agent's Appointment as Attorney-in-Fact.  (a)
               ------------------------------------------------------
Each Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in the Administrative Agent's own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

          (b) Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in
Section 13. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released. Anything in
Section 13(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in
Section 13(a) unless a Payment Default shall have occurred and be continuing.

          14.  Duty of Administrative Agent.  The Administrative Agent's sole
               ----------------------------
duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account, except that the Administrative Agent shall have no obligation to invest Proceeds held by it and may hold the same as demand deposits. Neither the Administrative Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

          15.  Execution of Financing Statements.  Pursuant to Section 9-402 of
               ---------------------------------
the Code, each Pledgor authorizes the Administrative Agent to file financing statements with respect to the Collateral without the signature of any Pledgor in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

          16.  Authority of Administrative Agent.  Each Pledgor acknowledges
               ---------------------------------
that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and each Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgors nor the Issuers shall be under any obligation, or entitlement, to make any inquiry respecting such authority or subject to any liability to any Lender by virtue of its following any instructions of, or responding to any demand by, the Administrative Agent.

          17.  Notices.  All notices, requests and demands to or upon the
               -------
respective parties hereto shall be made in accordance with Section 9.2 of the Credit Agreement.

          18.  Severability.  Any provision of this Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          19.  Amendments in Writing; No Waiver; Cumulative Remedies.  (a)  None
               -----------------------------------------------------
of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgors and the Administrative Agent in accordance with Section 9.1 of the Credit Agreement. This Agreement shall be binding upon the successors and assigns of the Pledgors and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and permitted assigns, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

          (b) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 19 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

          (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          20.  Section Headings.  The Section headings used in this Agreement
               ----------------
are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          21.  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
               -------------
THE ADMINISTRATIVE AGENT, THE LENDERS AND THE LOAN PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES.

          22  Additional Pledgors.  Each Subsidiary of the Borrower that is
              -------------------
required to become a party to this Agreement pursuant to Section 5.9 of the Credit Agreement shall become a Pledgor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

          23.  Release of Pledged Securities.  If any of the Pledged Securities
               -----------------------------
shall be sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by the Credit Agreement, then the Administrative Agent shall execute and deliver to such Pledgor (at the sole cost and expense of such Pledgor) all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Pledged Securities.


          IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.


                         FOX/LIBERTY NETWORKS, LLC/1/


                         By
                           ----------------------------------------------
                              Name:
                              Title:


                         FOX SPORTS NET, LLC


                         By
                           ----------------------------------------------
                              Name:
                              Title:

                         LIBERTY SPORTS MEMBER, INC./1/




                         By
                           ----------------------------------------------
                              Name:
                              Title:


                         FOX REGIONAL SPORTS MEMBER, INC./1//
                                                          -


                         By
                           ----------------------------------------------
                              Name:
                              Title:


                         FX NETWORKS, LLC


                         By
                           ----------------------------------------------
                              Name:
                              Title:


                         LIBERTY FX, INC./1//
                                          -


                         By
                           ----------------------------------------------
                              Name:
                              Title:


                         FX HOLDINGS, INC./1//
                                           -


                         By
                           ----------------------------------------------
                              Name:
                              Title:


                         ____________________________

1. For the purposes of pledging interests in Fox/Liberty Sports, Fox/Liberty FX and/or Liberty/Fox KBL L.P. only.

                         LIBERTY/FOX SOUTHEAST LLC


                         By
                           ----------------------------------------------
                              Name:
                              Title:


                         LIBERTY/FOX SUNSHINE LLC


                          By
                            ----------------------------------------------
                              Name:
                              Title:


                         LIBERTY/FOX UTAH LLC


                         By
                           ----------------------------------------------
                              Name:
                              Title:


                         PROFESSIONAL SPORTS SERVICES, LLC


                         By
                           ----------------------------------------------
                              Name:
                              Title:


                         PRIME NETWORK LLC


                         By
                           ----------------------------------------------
                              Name:
                              Title:

                         LIBERTY/FOX WEST, LLC


                         By
                           ----------------------------------------------
                              Name:
                              Title:


                         PRIME TICKET NETWORKS, L.P.


                         By
                           ----------------------------------------------
                              Name:
                              Title:


                         PRIME SPORTS NORTHWEST NETWORK


                         By
                           ----------------------------------------------
                              Name:
                              Title:


                         LIBERTY/FOX ARC L.P.


                         By
                           ----------------------------------------------
                              Name:
                              Title:


                         FOX/LIBERTY BAY AREA, LLC


                         By
                           ----------------------------------------------
                              Name:
                              Title:

                         FOX/LIBERTY CHICAGO, LLC


                         By
                           ----------------------------------------------
                              Name:
                              Title:


                         LIBERTY/FOX KBL L.P.


                         By
                           ----------------------------------------------
                              Name:
                              Title:


                         LIBERTY/FOX NORTHWEST L.P.


                         By
                           ----------------------------------------------
                              Name:
                              Title:


                         AFFILIATED REGIONAL COMMUNICATIONS, LTD.


                         By
                           ----------------------------------------------
                              Name:
                              Title:


                         ARC HOLDING, LTD.


                         By
                           ----------------------------------------------
                              Name:
                              Title:


                         FOX/LIBERTY NETWORK SALES, INC.


                         By
                           ----------------------------------------------
                              Name:
                              Title:

                         LIBERTY SPORTSOUTH, INC.


                         By
                           ----------------------------------------------
                              Name:
                              Title:


                         LMC SOUTHEAST SPORTS, INC.


                         By
                           ----------------------------------------------
                              Name:
                              Title:


                         LMC SUNSHINE, INC.


                         By
                           ----------------------------------------------
                              Name:
                              Title:


                         SPORTS HOLDING, INC.


                         By
                           ----------------------------------------------
                              Name:
                              Title:


                         NEW LMC KBL, INC./1//
                                           -


                         By
                           ----------------------------------------------
                              Name:
                              Title: